Exhibit 10.1

SUBLEASE

THIS SUBLEASE (“Sublease”) is entered into as of June 8, 2021 (the “Effective Date”), by and between ARAVIVE, INC., a Delaware corporation (“Sublandlord”) and GRAIL, INC., a Delaware corporation (“Subtenant”), with reference to the following facts:

A. Pursuant to that certain Lease Agreement dated March 17, 2017, as amended by that certain Amendment to Lease dated December 14, 2017 (as amended, the “Master Lease”), Bohannon Associates, a California partnership (“Landlord”), leased to Versartis, Inc., Sublandlord’s predecessor in interest, as tenant, certain space (the “Premises”) consisting of approximately 34,464 rentable square feet (“RSF”) located in the building located at 1020 Marsh Road, Menlo Park, California (the “Building”). A true and correct copy of the Master Lease is attached hereto as Exhibit A. Capitalized terms used in this Sublease but not defined in this Sublease have the meanings set forth in the Master Lease.

B. Subtenant wishes to sublease from Sublandlord, and Sublandlord wishes to sublease to Subtenant, all of the Premises (the “Subleased Premises”).

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, Sublandlord and Subtenant hereby agree as follows:

1. Sublease. Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord for the term, at the rental rate, and upon all of the conditions set forth herein, the Subleased Premises.

2. Term.

(a) Generally. The term of this Sublease (the “Term”) shall commence on the date (the “Commencement Date”) that is the later to occur of (i) the date upon which Sublandlord procures Landlord’s consent to this Sublease in accordance with Section 6(f) (the “Consent”, and the date upon which Sublandlord procures the Consent being the “Consent Date”) and (ii) August 1, 2021, and end at 11:59 p.m. on October 31, 2024 (the “Expiration Date”), unless sooner terminated pursuant to any provision hereof. Upon the determination of the Commencement Date, Sublandlord and Subtenant will enter into a letter agreement in the form of Exhibit B attached hereto.

(b) Adjustments. Notwithstanding the provisions of Section 2(a) above:

(i) if, as of the date that Sublandlord would otherwise deliver possession of the Subleased Premises to Subtenant as described in Section 2(a) above, Subtenant has not delivered to Sublandlord (x) the prepaid Base Rent pursuant to the provisions of Section 3(a)(i) below, (y) the Security Deposit pursuant to the provisions of Section 4 below and (z) evidence of Subtenant’s procurement of all insurance coverage required hereunder (the “Delivery Conditions”), then Sublandlord will have no obligation to deliver possession of the Subleased Premises to Subtenant until the Delivery Conditions are satisfied, but the failure on the part of Sublandlord to so deliver possession of the Subleased Premises to Subtenant in such event will not serve to delay the occurrence of the Commencement Date and the commencement of Subtenant’s obligations to pay Rent (as defined below) hereunder.

(ii) if, pursuant to the terms of the Master Lease, Sublandlord is required by Landlord to remove any improvements or alterations in the Subleased Premises on or before the date of expiration of the Master Lease, Sublandlord shall have the right, by written notice to Subtenant, to accelerate the Expiration Date to October 15, 2024, in order to provide Sublandlord with sufficient time following the Expiration Date in which to enter the Subleased Premises and perform any required restoration/repair work, and in such event the Base Rent for October, 2024 shall be prorated accordingly. Sublandlord agrees to give any such acceleration notice to Subtenant promptly following Sublandlord’s determination that Landlord will require any such restoration or repair, and Sublandlord will use commercially reasonable efforts to notify Subtenant no later than August 15, 2024.

(iii) Early Access. Subtenant and Subtenant’s employees and representatives will have the right to enter the Subleased Premises on the later to occur of (i) one (1) business day after the Consent Date, and (ii) the date upon which Subtenant satisfies the Delivery Conditions (the date upon which Subtenant first has such access to the Subleased Premises being referred to herein as the “Early Access Date”) for the sole purpose of installing of Subtenant’s personal property and equipment, furniture, fixtures and voice and data cabling and otherwise preparing the Subleased Premises for Subtenant’s use and occupancy, all subject to the terms, conditions and requirements of the Master Lease. All of the rights and obligations of the parties under this Sublease (other than Subtenant’s obligation to pay Base Rent or Additional Rent [other than Additional Rent that arises directly from Subtenant’s early access, including without limitation higher utilities charges and HVAC charges], but expressly including without limitation Subtenant’s obligation to carry insurance, as well as Subtenant’s indemnification obligations) shall commence upon the Early Access Date. Subtenant shall coordinate any such entry with Sublandlord.

3. Rent.

(a) Rent Payments.

(i) Generally. Subtenant shall pay to Sublandlord as base rent for the Subleased Premises during the Term (“Base Rent”) the following:

Months of Term	Monthly Base Rent
1* – 12	$189,552.00
13 – 24	$195,238.56
25 – 36	$201,095.72
37 – Expiration Date	$207,128.59

*

If the Commencement Date is not a first (1st) day of a calendar month then, solely for the purpose of the Base Rent table set forth above, “Month 1” will include a partial calendar month following Commencement Date and the succeeding calendar month.

Base Rent shall be paid in advance on the first day of each month of the Term, except that Subtenant shall pay the first month’s Base Rent (i.e., $189,552.00) to Sublandlord upon execution of this Sublease and delivery of this Sublease to Sublandlord; said pre-paid Base Rent will be applied to the first month’s Base Rent. If the Term does not begin on the first day of a calendar month or end on the last day of a month, the Base Rent and Additional Rent (as defined below) for any partial month shall be prorated by multiplying the monthly Base Rent and Additional Rent by a fraction, the numerator of which is the number of days of the partial month included in the Term and the denominator of which is the total number of days in the full calendar month. All Rent shall be payable in lawful money of the United States, by ACH/wire transfer, to Sublandlord at the address (or per wiring instructions) designated for such payment by Sublandlord from time to time.

(b) Additional Rent.

(i) Definitions. For purposes of this Sublease and in addition to the terms defined elsewhere in this Sublease, the following terms shall have the meanings set forth below:

(A) “Additional Rent” shall mean the “Additional Rent” set forth in Section 2.5 of the Master Lease charged by Landlord to Sublandlord pursuant to the Master Lease. Additional Rent shall not include costs incurred by Subtenant and not payable by Subtenant as part of such Additional Rent, such as, but in no way limited to, false alarm fees charged by the City of Menlo Park and Pacific Gas & Electric gas; all of which shall be paid directly by Subtenant to such third party.

(B) “Rent” shall mean, collectively, Base Rent, Additional Rent, and all other sums payable by Subtenant to Sublandlord under this Sublease, whether or not expressly designated as “rent”, all of which are deemed and designated as rent pursuant to the terms of this Sublease.

(ii) Payment of Additional Rent. In addition to the Base Rent payable pursuant to Section 3(a) above, Subtenant shall pay the Additional Rent.

(iii) Procedure. The determination and adjustment of Additional Rent payable hereunder shall be made in accordance with the following procedures:

(A) Delivery of Estimate; Payment. Upon receipt of a statement from Landlord specifying the estimated Additional Rent to be charged to Sublandlord under the Master Lease with respect to each calendar year, or as soon after receipt of such statement as practicable, Sublandlord shall give Subtenant written notice of its estimate of Additional Rent payable hereunder for the ensuing calendar year, which estimate shall be prepared based on the estimate received from Landlord (as Landlord’s estimate may change from time to time), together with a copy of the statement received from Landlord. On or before the first day of each month during each calendar year, Subtenant shall pay to Sublandlord as Additional Rent one-twelfth (1/12th) of such estimated amount together with the Base Rent, so long as Subtenant has fifteen (15) days’ notice to process such charge.

(B) Sublandlord’s Failure to Deliver Estimate. In the event Sublandlord’s notice is not given on or before December 31 of the calendar year preceding the calendar year for which Sublandlord’s notice is applicable, as the case may be, then until the calendar month after such notice is delivered by Sublandlord, Subtenant shall continue to pay to Sublandlord monthly, during the ensuing calendar year, estimated payments equal to the amounts payable hereunder during the calendar year just ended. Upon receipt of any such post-December notice Subtenant shall (i) commence as of the immediately following calendar month, so long as Subtenant has fifteen (15) days’ notice to process such charge, and continue for the remainder of the calendar year, to pay to Sublandlord monthly such new estimated payments and (ii) if the monthly installment of the new estimate of such Additional Rent is greater than the monthly installment of the estimate for the previous calendar year, pay to Sublandlord within thirty (30) days of the receipt of such notice an amount equal to the difference of such monthly installment multiplied by the number of full and partial calendar months of such year preceding the delivery of such notice.

(iv) Year End Reconciliation. Promptly following the receipt by Sublandlord of a final statement of Additional Rent from Landlord with respect to each calendar year, Sublandlord shall deliver to Subtenant a statement of the adjustment to be made pursuant to Section 3(b) for the calendar year just ended, together with a copy of any corresponding statement received by Sublandlord from Landlord (“Sublandlord’s Annual Statement”). If on the basis of such Sublandlord’s Annual Statement, Subtenant owes an amount that is less than the estimated payments actually made by Subtenant for the calendar year just ended, Sublandlord shall credit such excess to the next payments of Rent coming due or, if the term of this Sublease is about to expire, promptly refund such excess to Subtenant. If on the basis of such Sublandlord’s Annual Statement, Subtenant owes an amount that is more than the estimated payments for the calendar year just ended previously made by Subtenant, Subtenant shall pay the deficiency to Sublandlord within thirty (30) days after delivery of the Sublandlord’s Annual Statement from Sublandlord to Subtenant.

(v) Reliance on Landlord’s Calculations. In calculating Additional Rent payable hereunder by Subtenant, Sublandlord shall rely upon the calculations of Landlord made in determining Additional Rent pursuant to the provisions of the Master Lease and as set forth in the relevant Landlord’s statement delivered to Sublandlord, and Subtenant shall have no direct right to audit or review Landlord’s calculation of Additional Rent. If reasonably requested by Subtenant, Sublandlord agrees to exercise its audit and review rights with respect to Landlord’s calculation of Additional Rent on behalf of Subtenant, pursuant to Section 7.3 of the Master Lease. If and to the extent that Sublandlord receives any amount from Landlord with respect to previous Additional Rent paid by Sublandlord (whether pursuant to the provisions of Section 2.5 of the Master Lease or otherwise), then Sublandlord shall refund to Subtenant any portion thereof that constitutes an overpayment pursuant to the provisions of this Sublease with respect to the Subleased Premises.

(vi) Survival. The expiration or earlier termination of this Sublease shall not affect the obligations of Sublandlord and Subtenant pursuant to Subsection 3(b)(iv), and such obligations shall survive and remain to be performed after any expiration or earlier termination of this Sublease.

4. Security Deposit. Prior to Early Access Date but no later than thirty (30) business days after mutual execution of this Sublease, Subtenant shall pay to Sublandlord the sum of $568,656.00 (the “Security Deposit”) as security for Subtenant’s performance of all of Subtenant’s covenants and obligations under this Sublease; provided, however, that the Security Deposit is not an advance rent deposit or an advance payment of any other kind, nor a measure of Sublandlord’s damages upon Subtenant’s default. Sublandlord shall not be required to segregate the Security Deposit from its other funds and no interest shall accrue or be payable to Subtenant with respect thereto. Sublandlord may (but shall not be required to) use the Security Deposit or any portion thereof to cure any default that continues past any applicable notice and/or cure period or to compensate Sublandlord for any actual damage Sublandlord incurs as a result of Subtenant’s failure to perform any of its covenants or obligations hereunder, it being understood that any use of the Security Deposit shall not constitute a bar or defense to any of Sublandlord’s remedies under this Sublease or at law. In such event and upon written notice from Sublandlord to Subtenant specifying the amount of the Security Deposit so utilized by Sublandlord and the particular purpose for which such amount was applied, Subtenant shall immediately deposit with Sublandlord an amount sufficient to return the Security Deposit to an amount equal to one hundred percent (100%) of the amount specified in the first sentence of this Section. Subtenant’s failure to make such payment to Sublandlord within ten (10) business days of Sublandlord’s notice shall constitute a default. If Subtenant is not in default at the expiration or termination of this Sublease, Sublandlord shall return to Subtenant the Security Deposit or the balance thereof then held by Sublandlord within thirty (30) days; provided, however, that in no event shall any such return be construed as an admission by Sublandlord that Subtenant has performed all of its covenants and obligations hereunder. Subtenant hereby unconditionally and irrevocably waives the benefits and protections of California Civil Code Section 1950.7, and, without limitation of the scope of such waiver, acknowledges that Sublandlord may use all or any part of the Security Deposit to compensate Sublandlord for damages resulting from termination of this Sublease and the tenancy created hereunder (including, without limitation, damages recoverable under California Civil Code Section 1951.2). Subtenant may at its election provide to Sublandlord a letter of credit reasonably acceptable to Sublandlord from a commercial bank (that has offices in the Bay Area at which the letter of credit may be drawn) reasonably acceptable to Sublandlord, as replacement for the Security Deposit, in which event Sublandlord shall refund to Subtenant the then-current amount of the Security Deposit.

5. Use and Occupancy.

(a) Use. The Subleased Premises shall be used and occupied only for general office use and any other use permitted by the Master Lease, and for no other use or purpose.

(b) Compliance with Master Lease. Subtenant will occupy the Subleased Premises in accordance with the terms of the Master Lease and will not suffer to be done, or omit to do, any act which may result in a violation of or a default under the Master Lease, or render Sublandlord liable for any damage, charge or expense thereunder. Subtenant will indemnify, defend, protect and hold Sublandlord harmless from and against any loss, cost, damage or liability (including attorneys’ fees) of any kind or nature arising out of, by reason of, or resulting from, Subtenant’s failure to perform or observe any of the terms and conditions of the Master Lease or this Sublease, except to the extent of the gross negligence or intentional acts of Sublandlord. Any other provision in this Sublease to the contrary notwithstanding, Subtenant shall pay to Sublandlord as Rent hereunder any and all sums which Sublandlord may be required to pay the Landlord arising out of Subtenant’s occupancy and use of the Subleased Premises (for example, but not by way of limitation, charges associated with after-hour HVAC usage and overstandard electrical charges).

(c) Landlord’s Obligations. Subtenant agrees that Sublandlord shall not be required to perform any of the covenants, agreements and/or obligations of Landlord under the Master Lease, and, insofar as any of the covenants, agreements and obligations of Sublandlord hereunder are required to be performed under the Master Lease by Landlord thereunder, Subtenant acknowledges and agrees that Sublandlord shall be entitled to look to Landlord for such performance. In addition, Sublandlord shall have no obligation to perform any repairs or any other obligation of Landlord under the Master Lease, nor shall any representations or warranties made by Landlord under the Master Lease be deemed to have been made by Sublandlord. Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building by Landlord or otherwise, including, without limitation, heat, air conditioning, ventilation, life-safety, water, electricity, elevator service and cleaning service, if any; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any (i) abatement, diminution or reduction of Subtenant’s obligations under this Sublease, or (ii) liability on the part of Sublandlord. Notwithstanding the foregoing, Sublandlord shall at no additional cost to Subtenant use commercially reasonable and good faith efforts to request and secure such performance upon Subtenant’s request to Sublandlord to do so and shall thereafter diligently prosecute such performance on the part of Landlord, provided that in no event will this sentence be construed to require Sublandlord to commence any litigation or similar proceeding against Landlord.

6. Master Lease and Sublease Terms.

(a) Subject to Master Lease. This Sublease is and shall be at all times subject and subordinate to the Master Lease (incorporated herein by reference). Subtenant acknowledges that Subtenant has reviewed and is familiar with all of the terms, agreements, covenants and conditions of the Master Lease. During the Term and for all periods subsequent thereto with respect to obligations which have arisen prior to the termination of this Sublease, Subtenant agrees to perform and comply with, for the benefit of Sublandlord and Landlord, the obligations of Sublandlord under the Master Lease which pertain to the Subleased Premises and/or this Sublease, except for those provisions of the Master Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease shall control over the Master Lease.

(b) Incorporation of Terms of Master Lease. The terms, conditions and respective obligations of Sublandlord and Subtenant to each other under this Sublease shall be the terms and conditions of the Master Lease, except for those provisions of the Master Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease shall control over the Master Lease. Therefore, for the purposes of this Sublease (except as otherwise provided herein), wherever in the Master Lease the word “Landlord” is used it shall be deemed to mean Sublandlord and wherever in the Master Lease the word “Tenant” is used it shall be deemed to mean Subtenant. Additionally, wherever in the Master Lease the word “Premises” is used it shall be deemed to mean the Subleased Premises. Any non-liability, release, indemnity or hold harmless provision in the Master Lease for the benefit of Landlord that is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease. Any right of Landlord under the Master Lease (i) of access or inspection, (ii) to do work in the Premises or in the Building, (iii) in respect of rules and regulations, which is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease. Notwithstanding anything to the contrary in this Sublease, in no event shall Subtenant be obligated to remove or restore any alterations made by Sublandlord prior to the Early Access Date.

(c) Modifications. For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:

(i) Approvals. In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Landlord.

(ii) Deliveries. In all provisions of the Master Lease requiring Tenant to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublandlord.

(iii) Damage; Condemnation. Sublandlord shall have no obligation to restore or rebuild any portion of the Subleased Premises after any destruction or taking by eminent domain. Any rights of Subtenant to abatement of Rent, shall be conditioned upon Sublandlord’s ability to abate rent for the Subleased Premises under the terms of the Master Lease. Notwithstanding the foregoing, Sublandlord shall at no additional cost to Subtenant use commercially reasonable and good faith efforts to request and secure restoration of the Subleased Premises upon Subtenant’s request to Sublandlord to do so (if and pursuant to the Sublandlord’s right to do so as Tenant under the Master Lease) and shall thereafter diligently prosecute such performance on the part of Landlord, provided that in no event will this sentence be construed to require Sublandlord to commence any litigation or similar proceeding against Landlord.

(iv) Insurance. In all provisions of the Master Lease requiring Tenant to designate Landlord as an additional or named insured on its insurance policy, Subtenant shall be required to so designate Landlord and Sublandlord on its insurance policy. Sublandlord shall have no obligation to maintain the insurance to be maintained by Landlord under the Master Lease. For the purpose of clarity, whenever Sublandlord is required in the Master Lease to furnish insurance to Landlord, Subtenant agrees to furnish such insurance in the same amounts naming Sublandlord and Landlord as additional insureds with waivers of subrogation in favor of Landlord and Sublandlord, as provided in the Master Lease. With respect to Landlord’s right to modify the insurance requirements pursuant to Section 13.1 of the Master Lease, the parties agree (to the extent that Landlord agrees to same in its consent to this Sublease) that any such modifications (i) shall be subject to at least thirty (30) days’ prior written notice to Subtenant, and (ii) shall not be inconsistent with the requirements of other owners of similar buildings in the Menlo Park area, with tenants engaged in a similar business.

(d) Exclusions. Notwithstanding the terms of Section 6(b) above, Subtenant shall have no rights nor obligations under the following parts, Sections and Exhibits of the Master Lease: Sections 1.2-1.4, Section 1.8, Sections 2.1-2.4, Article 3, Section 39.13, Article 40, and Exhibit C.

(e) Other Matters. Sublandlord represents and warrants to Subtenant (a) that the Master Lease furnished by Sublandlord to Subtenant prior to the execution of this Sublease is a true and complete copy thereof (and has not been otherwise modified), except for redactions therein which are purely economic in nature or relate to confidential information, (b) that the Master Lease is in full force and effect, (c) that, to Sublandlord’s actual knowledge, Landlord is not in default under the terms of the Master Lease, (d) that, to Sublandlord’s actual knowledge, Sublandlord is not in default under the terms of the Master Lease nor has any event or circumstance arisen or occurred that with the passage of time would constitute a default under the terms of the Master Lease, and (e) that Sublandlord has not received any notice of default under the Master Lease, except for any defaults which Sublandlord has cured and Landlord is no longer claiming to exist. Except with respect to the exercise of any right expressly set forth in the Master Lease, Sublandlord covenants as follows: (i) not to modify or terminate the Master Lease in any manner (except to a de minimis extent which does not affect Subtenant’s rights and obligations with respect to the use and occupancy of the Subleased Premises), and (ii) to pay prior to delinquency all amounts due under the Master Lease. By execution and delivery of this Sublease and taking possession of the Subleased Premises, Subtenant does not assume any liability of Sublandlord under the Master Lease which arises or relates back to a period prior to the Commencement Date or, if earlier, the Early Access Date.

(f) Contingent Nature of Sublease. This Sublease is subject to, and shall not be deemed fully effective until Sublandlord has obtained, Landlord’s Consent. Each party agrees promptly to execute and deliver the Consent so long as such Consent is in a commercially reasonable form requested by Landlord. If such Consent from Landlord is not received within sixty (60) days after the execution of this Sublease, then either Sublandlord or Subtenant may, at its election, in its sole and absolute discretion, at any time after the expiration of such sixty (60) day period but prior to delivery to Subtenant of such Consent, by written notice to the other, cancel this Sublease, in which case Sublandlord shall promptly return to Subtenant all sums theretofore paid by Subtenant hereunder.

7. Assignment and Subletting. Subtenant shall not assign this Sublease or further sublet all or any part of the Subleased Premises without the prior written consent of Sublandlord, which shall not be unreasonably withheld or delayed; provided, however, that, without Sublandlord’s (and Landlord’s, to the extent required) prior written consent, Subtenant may assign this Sublease in strict accordance with the provisions of Section 19.1(F) of the Master Lease. Additionally, any such assignment or sublease other than strictly in accordance with Section 19.1(F) of the Master Lease, if consented to by Sublandlord, shall be subject to and in compliance with all of the terms and conditions of the Master Lease, and Sublandlord (in addition to Landlord) shall have the same rights with respect to assignment and subleasing as Landlord has under the Master Lease. Subtenant shall pay all fees and costs payable to Sublandlord pursuant to the Master Lease in connection with all of Sublandlord’s reasonable out-of-pocket costs relating to any proposed assignment, sublease or transfer of the Subleased Premises, regardless of whether any required consent is granted, and the effectiveness of any such consent shall be conditioned upon Landlord’s and Sublandlord’s receipt of all such fees and costs.

8. Default. It shall constitute a “Default” hereunder if and only if Subtenant fails to perform any obligation hereunder (including, without limitation, the obligation to pay Rent), or any obligation under the Master Lease which has been incorporated herein by reference, and, in each instance, Subtenant has not remedied such failure (i) in the case of any monetary Default, three (3) Business Days after delivery of written notice and (ii) in the case of any other Default, fifteen (15) calendar days after delivery of written notice or such longer period of time as is reasonably necessary, but in no event more than forty-five (45) calendar days after such written notice, provided that Subtenant diligently attempts to cure such Default.

9. Remedies. In the event of any Default hereunder by Subtenant, Sublandlord shall have all remedies provided to the “Landlord” in the Master Lease as if a default had occurred thereunder and all other rights and remedies otherwise available at law and in equity. Sublandlord may resort to its remedies cumulatively or in the alternative.

10. Right to Cure Defaults. If Subtenant fails to perform any of its obligations under this Sublease after expiration of applicable grace or cure periods, then Sublandlord may, but shall not be obligated to, perform any such obligations for Subtenant’s account. All costs and expenses incurred by Sublandlord in performing any such act for the account of Subtenant shall be deemed Rent payable by Subtenant to Sublandlord upon demand, together with interest thereon at the lesser of (i) twelve percent (12%) per annum or (ii) the maximum rate allowable under law from the date of the expenditure until repaid. If Sublandlord undertakes to perform any of Subtenant’s obligations for the account of Subtenant pursuant hereto, the taking of such action shall not constitute a waiver of any of Sublandlord’s remedies. Subtenant hereby expressly waives its rights under any statute to make repairs at the expense of Sublandlord.

11. Consents and Approvals. In any instance when Sublandlord’s consent or approval is required under this Sublease, Sublandlord’s refusal to consent to or approve any matter or thing shall be deemed reasonable if, among other matters, such consent or approval is required under the provisions of the Master Lease incorporated herein by reference but has not been obtained from Landlord despite the use of commercially reasonable efforts by Sublandlord. Except as otherwise provided herein, Sublandlord shall not unreasonably withhold or delay its consent to or approval of a matter if such consent or approval is required under the provisions of the Master Lease and Landlord has consented to or approved of such matter.

12. Sublandlord’s and Subtenant’s Liability.

(a) Limitation of Liability. Notwithstanding any other term or provision of this Sublease, the liability of Sublandlord to Subtenant for any default in Sublandlord’s obligations under this Sublease shall be limited to actual, direct damages, and under no circumstances shall Subtenant, its partners, members, shareholders, directors, agents, officers, employees, contractors, sublessees, successors and/or assigns be entitled to recover from Sublandlord (or otherwise be indemnified by Sublandlord) for (a) any losses, costs, claims, causes of action, damages or other liability incurred in connection with a failure of Landlord, its partners, members, shareholders, directors, agents, officers, employees, contractors, successors and/or assigns to perform or cause to be performed Landlord’s obligations under the Master Lease, (b) lost revenues, lost profit or other consequential, special or punitive damages arising in connection with this Sublease for any reason, or (c) any damages or other liability arising from or incurred in connection with the condition of the Subleased Premises or suitability of the Subleased Premises for Subtenant’s intended uses. Subtenant shall, however, have the right to seek any injunctive or other equitable remedies as may be available to Subtenant under applicable law. Notwithstanding any other term or provision of this Sublease, no personal liability shall at any time be asserted or enforceable against Sublandlord’s or Subtenant’s shareholders, directors, officers, or partners on account of any of Sublandlord’s or Subtenant’s obligations or actions under this Sublease. Sublandlord shall not assign this Sublease without the prior written consent of Subtenant, which shall not be unreasonably withheld or delayed; except that Sublandlord shall not be obligated to obtain Subtenant’s consent to any assignment of this Sublease that is in connection with an assignment of the Master Lease by Sublandlord that is in strict accordance with the provisions of Section 19.1(F) of the Master Lease. Sublandlord may transfer and deliver any then-existing Security Deposit to the transferee of Sublandlord’s interest under this Sublease, and upon written acknowledgement of receipt of such Security Deposit by the transferee Sublandlord shall be discharged from any further liability with respect thereto.

(b)         Sublandlord Default. Sublandlord shall be in default hereunder (a “Sublandlord Default”) if (a) Sublandlord has not commenced and pursued with reasonable diligence the cure of any failure of Sublandlord to meet its obligations hereunder within thirty (30) days after the receipt by Sublandlord of written notice from Subtenant, or (b) Sublandlord has not cured such failure to meet its obligations hereunder within ninety (90) days after the receipt by Sublandlord of written notice from Subtenant.

13. Attorneys’ Fees. If Sublandlord or Subtenant brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party who recovers substantially all of the damages, equitable relief or other remedy sought in any such action on trial and appeal shall be entitled to receive from the other party its costs associated therewith, including, without limitation, reasonable attorney’s fees and costs from the other party.

14. Delivery of Possession.

(a) Generally. Sublandlord shall deliver the Subleased Premises to Subtenant on the Early Access Date broom clean and vacant (other than the Furniture (as defined in Section 20 below, all of which shall be in the Subleased Premises for use by Subtenant)) with all building operating systems, including but not limited to elevators, HVAC systems, fire/life safety, building generators (if any), roof and parking structure, in good working order and in good working condition. Except as set forth in the preceding sentence, Sublandlord shall deliver, and Subtenant shall accept, possession of the Subleased Premises in their “AS IS” condition as the Subleased Premises exists on the Effective Date. Except as set forth elsewhere in this Sublease, Sublandlord shall have no obligation to furnish, render or supply any work, labor, services, materials, furniture other than the Furniture, fixtures, equipment, decorations or other items to make the Subleased Premises ready or suitable for Subtenant’s occupancy. Except as set forth elsewhere in this Sublease, in entering into this Sublease, Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or has made and has not relied on any representation or warranty concerning the Subleased Premises or the Building, except as expressly set forth in this Sublease. Subtenant acknowledges that Sublandlord has afforded Subtenant the opportunity for full and complete investigations, examinations and inspections of the Subleased Premises and the common areas of the Building. Subtenant acknowledges that it is not authorized to make or do any alterations or improvements in or to the Subleased Premises except as permitted by the provisions of this Sublease and the Master Lease and that upon termination of this Sublease, except as set forth herein, Subtenant shall deliver the Subleased Premises to Sublandlord in the same condition as the Subleased Premises were at the commencement of the Term, except for reasonable wear and tear, damage by casualty, and alterations performed by Subtenant in accordance with this Sublease, except that Subtenant acknowledges that Subtenant shall, at either Sublandlord’s or Landlord’s election, remove from the Subleased Premises some or all of the Subtenant Improvements (as defined below) constructed therein by Subtenant; additionally, at Subtenant’s cost, Subtenant will remove all telecommunications and data cabling installed by or for the benefit of Subtenant.

(b) Subtenant Improvements.

(i) Generally. If Subtenant desires to construct improvements within the Subleased Premises (“Subtenant Improvements”), all Subtenant Improvements shall be carried out in accordance with the applicable provisions of the Master Lease. Sublandlord will have the right to approve the plans and specifications for any proposed Subtenant Improvements, as well as any contractors whom Subtenant proposes to retain to perform such work, with such approvals not to be unreasonably withheld. Subtenant will submit all such information for Sublandlord’s review and written approval prior to commencement of any such work; Sublandlord will similarly submit such plans to Landlord for review and approval. Promptly following the completion of any Subtenant Improvements or subsequent alterations or additions by or on behalf of Subtenant, Subtenant will deliver to Sublandlord (to the extent practical for the particular alterations) a reproducible copy of “as built” drawings of such work together with a CAD file of the “as-built” drawings in the then-current version of AutoCad. So long as Landlord consents to same (to the extent required by the Master Lease), and subject to any related conditions imposed by Landlord under the Master Lease, Sublandlord agrees that Subtenant may paint, replace flooring, and otherwise make cosmetic improvements to the lobby area and that such cosmetic improvements will not need to be removed or restored at the end of the Term.

(ii) Code-Required Work. If the performance of any Subtenant Improvements or other work by Subtenant within the Subleased Premises “triggers” a requirement for code-related upgrades to or improvements of any portion of the Building, Subtenant shall be responsible for the cost of such code-required upgrade or improvements to the extent such allocation is required by the Master Lease. Nothing in the foregoing constitutes an assumption of liability by Subtenant for any building or zoning code violations or any latent or patent defects in the Building or the Subleased Premises.

15. Holding Over. If Subtenant fails to surrender the Subleased Premises at the expiration or earlier termination of this Sublease, occupancy of the Subleased Premises after the termination or expiration shall be that of a tenancy at sufferance. Subtenant’s occupancy of the Subleased Premises during the holdover shall be subject to all the terms and provisions of this Sublease and Subtenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover. No holdover by Subtenant or payment by Subtenant after the expiration or early termination of this Sublease shall be construed to extend the Term or prevent Sublandlord from immediate recovery of possession of the Subleased Premises by summary proceedings or otherwise. In addition to the payment of the amounts provided above, if Sublandlord is unable to deliver possession of the Subleased Premises to a new subtenant or to Landlord, as the case may be, or to perform improvements for a new subtenant, as a result of Subtenant’s holdover, Subtenant shall be liable to Sublandlord for all damages, including, without limitation, consequential damages, that Sublandlord suffers from the holdover; Subtenant expressly acknowledges that such damages may include all of the holdover rent charged by Landlord under the Master Lease as a result of Subtenant’s holdover, which Master Lease holdover rent may apply to the entire Master Lease Premises.

16. Parking. During the Term at no additional cost or expense (except to the extent assessed by Landlord under the Master Lease, if applicable) Subtenant shall be permitted to use all of parking spaces allocated to Sublandlord in the Master Lease, subject to the terms of the Master Lease.

17. Signage. Subject to Sublandlord’s consent, which consent shall not be unreasonably withheld, conditioned or delayed, and provided that Landlord consents to such signage rights, Subtenant will be entitled to the same signage as available to Sublandlord pursuant to the Master Lease. Any such signage will be at Subtenant’s sole cost, and Subtenant shall be solely responsible for any associated removal/restoration obligations.

18. Roof. Subject to the approval of the Landlord and all terms and conditions of the Master Lease, Subtenant shall have the right, without rental or other charge, to use a portion of the roof to install, operate and maintain telecommunications antennas, microwave dishes and other communications equipment (the “Telecom Equipment”). Subtenant shall be responsible, at Subtenant’s sole cost and expense, for (a) obtaining and maintaining all permits or other governmental approvals required in connection with the Telecom Equipment, and (b) installing, repairing and maintaining and causing the Telecom Equipment to comply with all applicable laws. Sublandlord makes no representations or warranties whatsoever with respect to the condition of the roof of the Building, or the fitness or suitability of the roof of the Building for the installation, maintenance and operation of the Telecom Equipment, including, without limitation, with respect to the quality and clarity of any receptions and transmissions to or from the Telecom Equipment and the presence of any interference with such signals whether emanating from the Building or otherwise. In no event shall Subtenant permit the Telecom Equipment to interfere with the building systems or any other communications equipment at the Building that is located on or in the Building. Subtenant shall remove such Telecom Equipment (and repair and damage caused by such removal) upon the expiration or earlier termination of this Sublease. The location of such equipment shall be mutually acceptable to Landlord, Subtenant and Sublandlord.

19. Notices: Any notice by either party to the other required, permitted or provided for herein shall be valid only if in writing and shall be deemed to be duly given only if (a) delivered personally, or (b) sent by means of Federal Express, UPS Next Day Air or another reputable express mail delivery service guaranteeing next day delivery, or (c) sent by United States certified or registered mail, return receipt requested, addressed: (i) if to Sublandlord, at the following addresses:

Aravive, Inc.

1800 Perimeter Park Drive, Suite 130

Morrisville, North Carolina 27560

Attention: Vinay Shah, Chief Financial Officer

With a copy to:

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

2300 Wells Fargo Capitol Center

150 Fayetteville Street

Raleigh, North Carolina 27601

Attention: Brad J. Daves, Esq.

and (ii) if to Subtenant, at the following address:

(prior to Commencement Date)

Grail, Inc.

1525 O’Brien Drive

Menlo Park, 94026

Attn: Michael Myers

With a copy to:

Baker Botts L.L.P.

1001 Page Mill Road

Building One, Suite 200

Palo Alto, California  94304

Attn:  Brian Lee

(after Commencement Date)

Grail, Inc.

1020 Marsh Road

Menlo Park, CA 94025

Attn: Michael Myers

With a copy to:

Baker Botts L.L.P.

1001 Page Mill Road

Building One, Suite 200

Palo Alto, California  94304

Attn:  Brian Lee

or at such other address for either party as that party may designate by advance written notice to the other. A notice shall be deemed given and effective upon actual (or attempted but refused) delivery prior to 5:00 p.m. at the receipient’s time on a business day, or otherwise at 9:00 a.m. at the recipient’s time on the next business day.

20. Furniture.

(a) Generally. Sublandlord shall leave in place and not remove from the Subleased Premises all furniture, fixtures and equipment that were present therein as of the Effective Date, including without limitation telecommunication wiring. During the Term, at no charge to Subtenant, Subtenant shall be permitted to use the existing modular and office furniture located in the Subleased Premises and described in more particular detail in Exhibit C attached hereto, as well as all equipment and data cabling associated therewith (the “Furniture”). Subtenant shall accept the Furniture in its current condition without any warranty of fitness from Sublandlord, and Subtenant expressly acknowledges that no warranty is made by Sublandlord with respect to the condition of any cabling currently located in or serving the Subleased Premises. For purposes of documenting the current condition of the Furniture, Subtenant and Sublandlord shall, prior to the Commencement Date, conduct a joint walk-through of the Subleased Premises in order to inventory items of damage or disrepair. Subtenant shall use the Furniture only for the purposes for which such Furniture is intended and shall be responsible for the proper maintenance, insurance, care and repair of the Furniture, at Subtenant’s sole cost and expense, and any work of modifying any Furniture (including, without limitation, changing the configuration of, “breaking down” or reassembly of cubicles or other modular furniture) shall be performed at Subtenant’s sole cost. Prior to the second anniversary of the Commencement Date, (i) Subtenant shall not modify, reconfigure or relocate any of the Furniture except with the advance written permission of Sublandlord, which permission shall not be unreasonably withheld, conditioned or delayed, and any work of modifying any Furniture (including, without limitation, changing the configuration of, “breaking down” or reassembly of cubicles or other modular furniture) shall be performed at Subtenant’s sole cost using commercially reasonable vendors and (ii) no item of Furniture shall be removed from the Subleased Premises without Sublandlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(b) Automatic Transfer of Furniture to Subtenant. In consideration of $1.00 and Subtenant’s performance of its obligations under this Sublease, as of September 1, 2024 (the “Furniture Transfer Date”), all of Sublandlord’s right, title and interest in and to the Furniture shall automatically be transferred to Subtenant. The Furniture shall be so transferred to Subtenant on an “as is” basis with no representation or warranty of any kind from, and no recourse against, Sublandlord; provided, however, that Sublandlord represents and warrants as of the Furniture Transfer Date that it owns all of the Furniture free and clear of all liens and encumbrances and has the authority to so transfer the Furniture. Thereafter, Subtenant shall be solely responsible for the proper removal of the Furniture from the Subleased Premises and the Building in accordance with the terms and provisions of the Master Lease. The transfer of ownership of the Furniture shall occur automatically on the Furniture Transfer Date and this Sublease shall constitute a bill of sale evidencing the transfer of the Furniture on the Furniture Transfer Date, unless otherwise agreed to in a writing signed by both Sublandlord and Subtenant. Notwithstanding the foregoing provisions of this Section 20 to the contrary, if on the Furniture Transfer Date Subtenant is in Default hereunder, then at Sublandlord’s election, the automatic transfer of all of Sublandlord’s right, title and interest in and to the Furniture shall be voidable by Sublandlord. If Sublandlord so elects to void such transfer, then Sublandlord shall provide notice of such election to Subtenant. In such event, (i) prior to or promptly following the Furniture Transfer Date, Sublandlord shall conduct a walk-through of the Subleased Premises to catalog any items of damage, disrepair, misuse or loss among the Furniture (reasonable wear and tear excepted), and (ii) Subtenant shall be responsible, at Subtenant’s sole cost and expense, for curing any such items (including, with respect to loss, replacing any lost item with a substantially similar new item reasonably acceptable to Sublandlord).

21. Brokers. Sublandlord and Subtenant represent that each has dealt directly with and only with Savills (representing Sublandlord) and Cornish & Carey Commercial d/b/a Newmark Knight Frank (representing Subtenant) (collectively, “Brokers”), as a broker in connection with this Sublease. Sublandlord and Subtenant shall indemnify and hold each other harmless from all claims of any brokers other than Brokers claiming to have represented Sublandlord or Subtenant in connection with this Sublease. Subtenant and Sublandlord agree that Brokers shall be paid a commission by Sublandlord in connection with this Sublease, pursuant to a separate agreement.

22. Complete Agreement. There are no representations, warranties, agreements, arrangements or understandings, oral or written, between the parties or their representatives relating to the subject matter of this Sublease which are not fully expressed in this Sublease. This Sublease cannot be changed or terminated nor may any of its provisions be waived orally or in any manner other than by a written agreement executed by both parties.

23. Interpretation. Irrespective of the place of execution or performance, this Sublease shall be governed by and construed in accordance with the laws of the State of California. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles, if any, in this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease or any part thereof to be drafted. If any words or phrases in this Sublease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Sublease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Sublease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Sublease unless otherwise expressly provided. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word “person” as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity.

24. CASp. This notice is given pursuant to California Civil Code Section 1938. The Subleased Premises has not been issued a disability access inspection certificate. A Certified Access Specialist (CASp) can inspect the Subleased Premises and determine whether the Subleased Premises complies with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection, Sublandlord may not prohibit Subtenant from obtaining a CASp inspection for the occupancy or potential occupancy of Subtenant, if requested by Subtenant. If Subtenant elects to perform a CASp inspection, Subtenant will provide written notice to Sublandlord, and Sublandlord or Landlord may elect, in their sole discretion, to retain a CASp to perform the inspection. If Sublandlord and Landlord do not so elect, the time and manner of the CASp inspection will be subject to the prior written approval of Sublandlord and Landlord. In either event, the payment of the fee for the CASp inspection shall be borne by Subtenant. Additional CASp-related details are outlined in the incorporated Master Lease provisions.

25. USA Patriot Act Disclosures. Subtenant is currently in compliance with and shall at all times during the Term remain in compliance with the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

26. Disclosures. This Sublease shall remain confidential between the parties (and Subtenant shall not disclose to any other person the existence and terms, conditions and provisions of this Sublease other than disclosure by Subtenant to its directors, advisors, and consultants to whom disclosure is commercially reasonable and provided that such recipients each agree in writing to maintain such confidentiality) until such time as the Sublease has been disclosed publicly (pursuant to a public securities filing), as required by law, by the Sublandlord.

27. Counterparts. This Sublease may be executed in multiple counterparts, each of which is deemed an original but which together constitute one and the same instrument. This Sublease shall be fully executed when each party whose signature is required has signed and delivered to each of the parties at least one counterpart, even though no single counterpart contains the signatures of all of the parties hereto. This Sublease may be executed in so-called “pdf” format and each party has the right to rely upon a pdf counterpart of this Sublease signed by the other party to the same extent as if such party had received an original counterpart.

[Signature Page(s) Follow]

IN WITNESS WHEREOF, the parties hereto hereby execute this Sublease as of the Effective Date.

SUBLANDLORD:

ARAVIVE, INC., a Delaware corporation

By: /s/ Gail McIntyre
Name: Gail McIntyre, PhD, DABT
Title: CEO and President

SUBTENANT:

GRAIL, INC., a Delaware corporation

By:/s/ Hans Bishop
Name: Hans Bishop
Title: CEO

EXHIBIT A

Master Lease

TENANT: VERSARTIS, INC.

LEASE

TABLE OF CONTENTS

ARTICLE	TITLE	PAGE

.Begin Table C.

1 - PREMISES AND TERM	1

2 - RENT	5

3 - LANDLORD’S WORK - TENANT’S WORK	9

4 - USE	10

5 - RULES AND REGULATIONS AND COMMON AREA	10

6 - PARKING	11

7 - OPERATION, MANAGEMENT AND MAINTENANCE EXPENSES	12

8 - ACCEPTANCE AND SURRENDER OF PREMISES	14

9 - ALTERATIONS AND ADDITIONS	15

10 - BUILDING PLANNING	15

11 - UTILITIES	15

12 - TAXES	16

13 - LIABILITY INSURANCE	17

14 - TENANT’S INSURANCE	17

15 - PROPERTY INSURANCE	18

16 - INDEMNIFICATION	18

17 - COMPLIANCE	18

18 - LIENS	19

19 - ASSIGNMENT AND SUBLETTING	20

20 - SUBORDINATION AND MORTGAGES	22

21 - ENTRY BY LANDLORD	22

22 - BANKRUPTCY AND DEFAULT	23

23 - ABANDONMENT	24

24 - DESTRUCTION	24

25 - EMINENT DOMAIN	25

26 - SALE OR CONVEYANCE BY LANDLORD	26

27 - ATTORNMENT TO LENDER OR THIRD PARTY	26

28 - HOLDING OVER	26

29 - CERTIFICATE OF ESTOPPEL	26

30 - CONSTRUCTION CHANGES	27

31 - RIGHT OF LANDLORD TO PERFORM	27

32 - ATTORNEYS’ FEES	27

33 - WAIVER	27

34 - NOTICES	27

35 - EXAMINATION OF LEASE	28

36 - DEFAULT BY LANDLORD	28

37 - CORPORATE AUTHORITY	28

38 - LIMITATION OF LIABILITY	29

39 - MISCELLANEOUS AND GENERAL PROVISIONS	29

40 - BROKERS	32

41 - SIGNS	32

.End Table C.

MENLO PLACE OFFICE PARK

LEASE AGREEMENT

THIS LEASE is made this 17th day of March, 2017, between BOHANNON ASSOCIATES, a California partnership, hereinafter called Landlord, and VERSARTIS, INC., a Delaware corporation, hereinafter called Tenant.

WITNESSETH:

ARTICLE 1 - PREMISES AND TERM

Section 1.1. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those certain premises consisting of approximately 34,464 rentable square feet located in the building (the “1020 Building”) located at 1020 Marsh Road, Menlo Park, California (the “1020 Space”) and those certain premises consisting of approximately 17,432 rentable square feet located on the second (2nd) floor of the building (the “1060 Building”) located at 1060 Marsh Road, Menlo Park, California (the “1060 Space”) (collectively, the “Premises”) shown on Exhibit “A-1”, attached hereto and incorporated herein by this reference.

Section 1.2. The demised term of this Lease shall be for a period of ninety three (93) months (plus any partial period prior to the commencement of the first full calendar month), unless sooner terminated as hereinafter provided, and shall commence on the Commencement Date described in Section 1.3 and shall end on the last day of the ninety third (93rd) full calendar month after the Commencement Date. Notwithstanding anything to the contrary contained herein, Tenant shall have the right to elect to terminate this Lease with respect to the 1060 Space (“Tenant’s Termination Option”) upon written notice delivered to Landlord no later than by October 31, 2017. In the event Tenant fails to deliver notice exercising Tenant’s Termination Option by October 31, 2017, then Tenant’s right to said option shall lapse, Tenant’s Termination Option shall be null and void and this Lease shall remain in full force and effect with respect to the entire Premises. In the event Tenant timely exercises Tenant’s Termination Option, then all provisions in this Lease specific to the 1060 Space shall be deemed void effective as of delivery of Tenant’s termination notice, all references to the Premises shall be deemed to only refer to the 1020 Space and all references to the building or buildings shall be deemed to only refer to the 1020 building, no Basic Rent or Additional Rent with respect to the 1060 Space shall be due, and the demised term of this Lease shall be reduced to a demised term of eighty six (86) months (plus any partial period prior to the commencement of the first full calendar month), unless sooner terminated as hereinafter provided, and accordingly shall end on the last day of the eighty sixth (86th) full calendar month after the Commencement Date. Notwithstanding anything to the contrary in this Lease, Landlord shall deliver possession of the Premises with the existing roof, electrical, lighting, HVAC and plumbing systems serving the Premises in good working order and condition. Landlord anticipates delivering the 1020 Space to Tenant on or about April 10, 2017 (the “Anticipated 1020 Delivery Date”), and subject to Tenant’s Termination Option, Landlord anticipates delivering the 1060 Space to Tenant on or about November 1, 2017. The date on which Landlord delivers the 1020 Space to Tenant shall be referred to herein as the “1020 Delivery Date” and the date on which Landlord delivers the 1060 Space to Tenant shall be referred to herein as the “1060 Delivery Date”. Tenant shall commence the construction of the Tenant Improvements described in Section 3.2 promptly after each respective Delivery Date.

Upon each respective Delivery Date, Tenant shall have the right to access such applicable portion of the Premises for the purpose of constructing the Tenant Improvements, installing its furniture, fixtures and equipment and preparing the Premises for occupancy, all in accordance with the provisions of this Lease; provided, however, that in no event shall Tenant or the General Contractor (as defined below) commence construction of the Tenant Improvements until Tenant has received the applicable building permits therefor and provided Landlord with a copy thereof. From and after the date Tenant accesses any portion of the Premises, all of the provisions of this Lease shall be applicable to said portion notwithstanding that the demised term has not yet commenced. Specifically, but without limitation, Tenant’s obligations with respect to insurance and indemnities shall be operable as of the date Tenant accesses any portion of the Premises or buildings, and Tenant shall provide certificates of insurance for the insurance required of Tenant pursuant to Articles 13 and 14 of this Lease prior to accessing any portion thereof. Tenant shall not pay rent during such early access period; however, notwithstanding any other provision of this Lease to the contrary, Tenant shall pay for all utilities used by Tenant in the Premises from and after the date Tenant first accesses any portion of the Premises and throughout the entire demised term. Except to the extent caused by Landlord’s negligence or willful misconduct, Tenant shall indemnify Landlord against any and all claims arising out of Tenant’s access therein and/or construction work or other activity in the Premises or buildings.

Section 1.3. The demised term of this Lease shall commence (the “Commencement Date”) on the date which is one hundred twenty (120) days after the 1020 Delivery Date described above.

Additional Rent for the 1020 Space shall commence on the Commencement Date. Basic Rent for the 1020 Space shall commence (the “1020 Basic Rent Commencement Date”) on the date which is one hundred eighty (180) days after the 1020 Delivery Date described above.

Basic Rent for the 1060 Space shall commence (the “1060 Basic Rent Commencement Date”) on the date which is one hundred eighty (180) days after the 1060 Delivery Date described above. Additional Rent for the 1060 Space shall commence (the “1060 Additional Rent Commencement Date”) when the first of the following occurs:

(a) One (1) day after a Certificate of Occupancy is granted by the proper governmental agency, or if the governmental agency having jurisdiction over the area in which the Premises are situated does not issue certificates of occupancy, then one (1) day after certification by Landlord’s architect or contractor that the Tenant Improvements for the 1060 Space has been completed; or

(b) Upon the occupancy of the 1060 Space by any of Tenant’s operating personnel (other than in connection with Tenant’s personnel performing or overseeing any of the Tenant Improvements); or

(c) The date which is one hundred eighty (180) days after the 1060 Delivery Date described above.

Section 1.4. If Landlord, for any reason whatsoever, cannot deliver possession of said Premises to Tenant on the dates hereinbefore specified, this Lease shall not be void or voidable; no obligation of Tenant shall be affected thereby; nor shall Landlord or Landlord’s agents be liable to Tenant for any loss or damage resulting therefrom; but in that event, the Commencement Date and termination date of this Lease, and all other dates affected thereby, shall be revised to conform to the date of Landlord’s actual delivery of possession, as specified in Section 1.3 above. Notwithstanding anything to the contrary in this Lease, in the event the 1020 Delivery Date does not occur on or before the expiration of the one hundred eightieth (180th) day following the Anticipated 1020 Delivery Date (subject to force majeure delays), and provided Tenant is ready to commence construction of Tenant’s Work on such date, Tenant shall have the right to terminate this Lease by written notice to Landlord given within thirty (30) days of such date, in which event this Lease shall terminate fifteen (15) days after Landlord’s receipt of such written notice and all sums paid by Tenant to Landlord under this Lease, if any, shall be refunded to Tenant. If Tenant fails to give Landlord written notice within such 30-day period, Tenant’s right to terminate pursuant to the provisions hereof shall lapse and be of no further force or effect and this Lease shall remain in full force and effect.

The parties acknowledge that Landlord is currently performing renovations to portions of the common areas of the 1020 Building and the 1060 Building, including renovations to the building exteriors, rooflines, landscaping, hardscape, and new outdoor amenity areas, lobby, restrooms, first floor shower, elevators and elevator cabs (the “Landlord Renovation Work”). The Landlord Renovation Work shall be generally consistent with the work described on the plans listed on Exhibit “C-1” attached hereto, which plans have been provided to Tenant. Tenant acknowledges and agrees that the Landlord Renovation Work may not be completed before the 1020 Delivery Date or the 1060 Delivery Date and that, notwithstanding anything contained in this Lease to the contrary, the 1020 Delivery Date, 1060 Delivery Date, Commencement Date, and Tenant’s obligation to pay all rent as described in this Lease, shall not be postponed or affected because of Landlord continuing the Landlord Renovation Work in the 1020 Building or the 1060 Building or elsewhere in the Complex.

Section 1.5. As used herein, the “Complex” shall mean and include all of the land shown on Exhibit “B” attached hereto and incorporated herein by this reference, and all of the buildings, improvements, fixtures and equipment now or hereafter situated on said land.

Section 1.6. Said leasing is upon and subject to the terms, covenants and conditions hereinafter set forth and Tenant covenants as a material part of the consideration for this Lease to perform and observe each and all of said terms, covenants and conditions. This Lease is made upon the conditions of such performance and observance.

Section 1.7. In accordance with Civil Code Section 1938, Landlord hereby discloses that no inspection has been performed by a Certified Access Specialist with respect to the interior of the Premises to determine if the Premises meets applicable construction-related accessibility standards pursuant to California Civil Code Section 55.53. Further, with respect to the Common Areas of the Complex in which the Premises is located, Landlord hereby discloses that the Common Areas of the Complex in which the Premises is located have not undergone an inspection by a Certified Access Specialist to determine if the Premises meets applicable construction-related accessibility standards pursuant to California Civil Code Section 55.53. In accordance with Civil Code Section 1938(e), Landlord hereby states the following:

A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs to correct violations of the construction-related accessibility standards within the premises.

In connection therewith: (i) Tenant hereby assumes all risk of, and agrees that Landlord shall not be liable for, any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) sustained as a result of the Premises not having been inspected by a Certified Access Specialist (CASp); (ii) Tenant hereby acknowledges and agrees that Tenant’s indemnity obligations set forth in the Lease shall include any and all claims relating to or arising as a result of the Premises not having been inspected by a Certified Access Specialist (CASp) or any suit brought against Landlord for the Common Areas of the Complex if a visit to Tenant’s Premises is wholly or partially the triggering basis for such a suit against Landlord; and (iii) Landlord may require, as a condition to its consent to any alterations, additions or improvements, that any architect retained by Tenant in connection with such alterations, additions or improvements be certified as a Certified Access Specialist (CASp), and that following the completion of such alterations, additions or improvements, including the placement of trade fixtures and furnishings within the Premises, such architect shall certify the Premises as meeting all applicable construction-related accessibility standards pursuant to California Civil Code Section 55.53.

Tenant may, at its sole risk and expense and upon written notice to Landlord and mutual agreement as to time and manner, elect to have the Premises inspected by a CASp for purposes of determining whether or not the Premises comply with all of the applicable construction-related accessibility standards under California law (“Tenant CASp Inspection”). Any such Tenant CASp Inspection shall be performed in a non-invasive manner to the Premises and/or the Common Areas of the Complex and in a manner which would not disturb, endanger or interfere with any other tenants or occupants of the Complex or their customers or invitees. It is the express intent and understanding of the parties that Tenant’s right to perform such Tenant CASp Inspection shall be solely for Tenant’s own benefit, and Landlord and any parent, subsidiary or affiliate of Landlord, and their respective employees, agents, representatives, officers, members, managers, directors and shareholders (herein, the “Landlord Parties”) shall have no duty or responsibility whatsoever of any kind for any claims, expenses, actions, repairs, alterations, modifications, damages, liabilities, or losses arising from or in connection with such Tenant CASp Inspection (“CASp Inspection Claims”) or the reports or recommendations resulting therefrom (each or collectively “CASp Inspection Results”). Tenant also agrees to correct any violations of construction related accessibility standards identified in such CASp Inspection Results at Tenant’s sole cost and expense, and to indemnify, defend, and hold harmless Landlord and Landlord Parties from and against any and all CASp Inspection Claims or CASp Inspection Results arising from or in connection with such Tenant CASp Inspection.

Further, Tenant hereby agrees that it shall not provide or distribute the Tenant CASp Inspection Results to anyone other than Tenant’s contractors, attorneys, and other agents (collectively the “Tenant Parties”), and Tenant shall keep the CASp Inspection Results strictly confidential and shall not, without Landlord’s prior written consent, disclose, reproduce or distribute the CASp Inspection Results to anyone other than Tenant Parties on a need-to-know basis. Prior to disclosing all or any portion of the CASp Inspection Results to any Tenant Party, Tenant shall first inform each such party regarding the confidential nature of the CASp Inspection Results. Tenant shall be fully liable and responsible for any breach of confidentiality by any Tenant Party.

The parties acknowledge that at any time during the demised term hereof after the Commencement Date the Common Areas of the Complex, or any portion thereof, are required to be modified to comply with the ADA, then Landlord shall make the improvements necessary to make any such areas comply with the provisions of the ADA and the cost thereof shall be reimbursed by Tenant to Landlord as a portion of the management, maintenance and repair expenses of the Common Areas of the Complex pursuant to the provisions of Article 7. Tenant agrees and acknowledges that at any time during the demised term hereof (including if required as a condition of issuance of any building permit for the Tenant Improvements or subsequent improvements or alterations in the Premises) that the Premises are required to be modified to comply with the ADA, then Tenant shall, at Tenant’s sole cost and expense, make the improvements necessary to make the Premises comply with the provisions of the ADA.

Section 1.8. Provided this Lease is in full force and effect and Tenant is not, at the time of giving the notice described below or at any time thereafter until commencement of the option term, in default under any of the terms, conditions and covenants of this Lease beyond any applicable notice or cure periods, and subject to the terms and conditions set forth herein, Tenant shall be granted the option to extend the demised term of this Lease, either with regards to the 1020 Space only or for all of the Premises (provided Tenant never exercised Tenant’s Termination Option), for one (1) consecutive period of five (5) years (the “option term”) as provided below:

(a) Tenant shall notify Landlord in writing of Tenant’s exercise of the option to extend the Lease (which notice shall expressly state whether Tenant’s exercise of the option applies to just the 1020 Space or the entire Premises) not less than nine (9), nor more than twelve (12), full calendar months prior to the expiration of the demised term;

(b) The option term will commence on the day after the expiration of the initial term and shall terminate five (5) years later;

(c) There shall be no further option to extend, there shall be no Landlord inducement, and Landlord shall not be required to perform any improvements in the Premises or the buildings prior to or during the option term;

(d) The option to extend can be exercised only by Versartis, Inc. for its sole use of the Premises and may not be transferred or assigned to any sublessee, assignee or other party, nor may this option be exercised by Versartis, Inc. for the Premises by any sublessee, assignee or party other than Versartis, Inc.;

(e) The then current payments for Additional Rent shall continue to be adjusted during the option term pursuant to the provisions of this Lease;

(f) The Basic Rent as described herein below for each year of the option term shall (subject to the provisions hereof) equal the Fair Market Rental Value (hereinafter defined). “Fair Market Rental Value” shall mean the market rent, including annual increases (if any), being charged on the first day of the option term for similar space in buildings of comparable quality as the building (or buildings as may be applicable) in which the Premises is situate which are located in similar areas of the Cities of Menlo Park and Palo Alto. In determining the Fair Market Rental Value comparable transactions shall be considered, including without limitation, length of lease term, landlord and tenant inducements and rent increases, if and to the extent then a part of market conditions. The rent on comparable leases shall be adjusted to reflect the value or cost of such inducements since neither Landlord nor Tenant shall have any obligation to pay or perform any such inducements (except for rent increases if applicable). For purposes of the determination of Fair Market Rental Value it shall be assumed the Landlord and Tenant are each ready, willing and able to enter into such a lease but are under no compulsion to do so.

Within twenty (20) calendar days after Tenant’s written notice of exercise, Tenant shall advise Landlord of its estimate of the Fair Market Rental Value for the Premises. Landlord, within twenty (20) calendar days thereafter, shall advise Tenant in writing of its estimate of the Fair Market Rental Value. During the next twenty (20) calendar days the parties shall meet and confer for the purpose of agreeing upon Fair Market Rental Value. If the parties are then unable to agree, then the Fair Market Rental Value shall be determined by an appraisal as herein set forth and the Fair Market Rental Value as so determined shall be binding upon Landlord and Tenant. Within ninety (90) calendar days after the Tenant’s notice of exercise, Landlord and Tenant shall each appoint an appraiser and notify the other party in writing of its choice. Thereupon, the two appraisers so elected shall elect a third appraiser within thirty (30) calendar days of their appointment, unless during such period the two appraisers shall have agreed upon a Fair Market Rental Value, or have reconciled their appraisals to within ten percent (10%) of each other in which event the average of the two appraisals will be the Fair Market Rental Value, in which case their determination shall be final and binding. If the two appraisers shall be unable to agree upon a third appraiser, then the Landlord and Tenant shall immediately request the Presiding Judge of the San Mateo County Superior Court to make such selection. The three appraisers shall meet and confer for a period not to exceed sixty (60) calendar days and the determination of Fair Market Rental Value by a majority of the three shall be final and binding. In the event that a majority cannot agree, then the third (neutral) appraiser shall direct each of the party appraisers to review their appraisals for a period of seven (7) calendar days and return to a meeting of the three appraisers within five (5) calendar days thereafter with each respective party appraiser having indicated their final appraisal of Fair Market Rental Value in a sealed envelope and signed by that appraiser. The third appraiser will do the same. The envelopes will be opened in the presence of the three appraisers and the Fair Market Rental Value of the party appraiser which is closest to the Fair Market Rental Value of the third appraiser will be the final Fair Market Rental Value and binding on the parties. Each party shall bear the cost of the appraiser selected by it and the cost of the third appraiser shall be shared equally (including all costs associated with an appointment by the Superior Court of San Mateo, if applicable, regardless of which party filed the application). To be appointed as an appraiser the person so appointed shall hold the professional designation of MAI awarded by the American Institute of Real Estate Appraisers or such designation as may then be the preeminent professional designation, hold any licenses which may then be required by law, and have at least five (5) years current experience appraising commercial/light industrial properties in San Mateo County. The third (neutral) appraiser shall not have had any personal, social or business relationship with either party or any of its personnel during the preceding five (5) years.

Notwithstanding the foregoing to the contrary, in no event shall the Basic Rent for each year of the option term be reduced below the Basic Rent payable by Tenant for the last year (or partial year) of the original demised term.

When the Basic Rent for the option term is determined pursuant to the above provisions, the parties shall promptly execute an amendment to this Lease stating the Basic Rent to be paid during the option term. In the event Tenant has retained the services of a real estate broker to represent Tenant during the negotiations of the option term, it is expressly understood that Landlord shall have no obligation for the payment of all or any part of a real estate commission or other brokerage fee to Tenant’s real estate broker in connection therewith. Tenant shall be solely responsible for the payments of fees for services rendered to Tenant by such broker in connection with the option term.

ARTICLE 2 - RENT

Section 2.1. Basic Rent. Tenant agrees to pay to Landlord without deduction, recoupment, offset, prior notice, or demand, and Landlord agrees to accept as Basic Rent for the Premises the following:

(A) For the 1020 Space:

from the 1020 Space Basic Rent Commencement Date to and including the last day of the twelfth (12th) full calendar month thereafter (herein, the “first (1st) Rent Year” and the succeeding anniversaries thereof are herein referred to as the “Rent Years”), the amount of Two Million Three Hundred Seventy Eight Thousand Sixteen Dollars ($2,378,016.00) per annum, payable in twelve (12) equal monthly installments of One Hundred Ninety Eight Thousand One Hundred Sixty Eight Dollars ($198, 168.00);

during the second (2nd) Rent Year, the amount of Two Million Four Hundred Forty Nine Thousand Three Hundred Fifty Six and 38/100 Dollars ($2,449,356.48) per annum, payable in twelve (12) equal monthly installments of Two Hundred Four Thousand One Hundred Thirteen and 04/100 Dollars ($204,113.04);

during the third (3rd) Rent Year, the amount of Two Million Five Hundred Twenty Two Thousand Eight Hundred Thirty Seven and 16/100 Dollars ($2,522,837.16) per annum, payable in twelve (12) equal monthly installments of Two Hundred Ten Thousand Two Hundred Thirty Six and 43/100 Dollars ($210,236.43);

during the fourth (4th) Rent Year, the amount of Two Million Five Hundred Ninety Eight Thousand Five Hundred Twenty Two and 27/100 Dollars ($2,598,522.27) per annum, payable in twelve (12) equal monthly installments of Two Hundred Sixteen Thousand Five Hundred Forty Three and 52/100 Dollars ($216,543.52);

during the fifth (5th) Rent Year, the amount of Two Million Six Hundred Seventy Six Thousand Four Hundred Seventy Seven and 94/100 Dollars ($2,676,477.94) per annum, payable in twelve (12) equal monthly installments of Two Hundred Twenty Three Thousand Thirty Nine and 83/100 Dollars ($223,039.83);

during the sixth (6th) Rent Year, the amount of Two Million Seven Hundred Fifty Six Thousand Seven Hundred Seventy Two and 28/100 Dollars ($2,756,772.28) per annum, payable in twelve (12) equal monthly installments of Two Hundred Twenty Nine Thousand Seven Hundred Thirty One and 02/100 Dollars ($229,731.02);

during the seventh (7th) Rent Year, the amount of Two Million Eight Hundred Thirty Nine Thousand Four Hundred Seventy Five and 44/100 Dollars ($2,839,475.44) per annum, payable in twelve (12) equal monthly installments of Two Hundred Thirty Six Thousand Six Hundred Twenty Two and 95/100 Dollars ($236,622.95); and

from the commencement of the eighth (8th) Rent Year through the expiration of the initial demised term, the amount of Two Hundred Forty Three Thousand Seven Hundred Twenty One and 64/100 Dollars ($243,721.64) per month.

(B) For the 1060 Space:

from the 1060 Space Basic Rent Commencement Date to and including the last day of the first (1st) Rent Year, the amount of One Hundred Thousand Two Hundred Thirty Four Dollars ($100,234.00) per month;

during the second (2nd) Rent Year, the amount of One Million Two Hundred Thirty Eight Thousand Eight Hundred Ninety Two and 24/100 Dollars ($1,238,892.24) per annum, payable in twelve (12) equal monthly installments of One Hundred Three Thousand Two Hundred Forty One and 02/100 Dollars ($103,241.02);

during the third (3rd) Rent Year, the amount of One Million Two Hundred Seventy Six Thousand Fifty Nine Dollars ($1,276,059.00) per annum, payable in twelve (12) equal monthly installments of One Hundred Six Thousand Three Hundred Thirty Eight and 25/100 Dollars ($106,338.25);

during the fourth (4th) Rent Year, the amount of One Million Three Hundred Fourteen Thousand Three Hundred Forty and 78/100 Dollars ($1,314,340.78) per annum, payable in twelve (12) equal monthly installments of One Hundred Nine Thousand Five Hundred Twenty Eight and 40/100 Dollars ($109,528.40);

during the fifth (5th) Rent Year, the amount of One Million Three Hundred Fifty Three Thousand Seven Hundred Seventy One Dollars ($1,353,771.00) per annum, payable in twelve (12) equal monthly installments of One Hundred Twelve Thousand Eight Hundred Fourteen and 25/100 Dollars ($112,814.25);

during the sixth (6th) Rent Year, the amount of One Million Three Hundred Ninety Four Thousand Three Hundred Eighty Four and 13/100 Dollars ($1,394,384.13) per annum, payable in twelve (12) equal monthly installments of One Hundred Sixteen Thousand One Hundred Sixty Eight and 68/100 Dollars ($116, 198.68);

during the seventh (7th) Rent Year, the amount of One Million Four Hundred Thirty Six Thousand Two Hundred Fifteen and 65/100 Dollars ($1,436,215.65) per annum, payable in twelve (12) equal monthly installments of One Hundred Nineteen Thousand Six Hundred Eighty Four and 64/100 Dollars ($119,684.64); and

from the commencement of the eighth (8th) Rent Year through the expiration of the initial demised term, the amount of One Hundred Twenty Three Thousand Two Hundred Seventy Five and 18/100 Dollars ($123,275.18) per month.

Basic Rent shall be paid monthly in advance on the first (1st) day of each calendar month during the demised term of this Lease.

Section 2.2. For the purpose of this Lease, a year shall be twelve (12) calendar months, commencing with the first day of the first full calendar month of the demised term and the succeeding anniversaries thereof. For any period prior to the commencement of the first year or subsequent to the end of the last year of the demised term, or for any partial calendar month, rent shall be prorated on the basis of the rental rate then payable.

Section 2.3. All sums payable and all statements deliverable to Landlord by Tenant under this Lease shall be paid and delivered at Sixty 31st Avenue, San Mateo, California 94403-3404, or at such other place as Landlord may from time to time direct by notice to Tenant and all such sums shall be paid in lawful money of the United States. Tenant shall have the right, upon no less than thirty (30) days’ prior written notice thereof to Landlord, to make all payments of Basic Rent and Additional Rent to Landlord by using Automated Clearing House (“ACH”) disbursements, provided that Tenant complies with Landlord’s reasonable criteria for such ACH disbursement, including without limitation, that Tenant provides to Landlord an email confirmation of each ACH disbursement with the following information: (i) name of the Tenant making the payment, (ii) Landlord’s property number (to be provided by Landlord); (iii) date that ACH will be posted to Landlord’s account, (iv) total dollar amount and the detail of each item and amount paid, and (v) a name, email address and phone number of the responsible contact for questions regarding the ACH disbursement. Landlord agrees to cooperate with Tenant to complete all necessary forms in order to accomplish such method of payment within thirty (30) days of Tenant’s written request. Tenant shall have the right to change its method of rent payments upon no less than thirty (30) days’ prior written notice thereof to Landlord.

Section 2.4. Tenant, concurrently with Tenant’s execution of this Lease, shall pay to the Landlord the following:

(A) One Hundred Ninety Eight Thousand One Hundred Sixty Eight Dollars ($198, 168.00) which shall be applied by Landlord to the first Basic Rent to become due and payable under this Lease for the 1020 Space, and

(B) Tenant shall provide Landlord with an unconditional, clean, irrevocable, standby letter of credit (the “Letter of Credit”), payable on sight with the bearer’s draft in the amount of Two Million Three Hundred Seventy Eight Thousand Sixteen Dollars ($2,378,016.00) issued by and drawn on an institution reasonably acceptable to Landlord (the “Issuing Bank”). Landlord hereby approves JP Morgan Chase as an acceptable Issuing Bank. Notwithstanding the foregoing, in the event that Tenant does not exercise Tenant’s Termination Option, the amount of the Letter of Credit shall, on or before November 1, 2017, without any request or notice requirements by Landlord, be increased to the amount of Three Million Five Hundred Eighty Thousand Eight Hundred Twenty Four Dollars ($3,580,824.00). Tenant shall first provide Landlord with a draft letter of credit for Landlord’s approval, which approval shall not be unreasonably withheld, delayed or conditioned. The Letter of Credit shall permit partial drawings and shall state that it shall be payable against sight drafts presented by Landlord, accompanied by Landlord’s statement that either (i) a default exists under the Lease, or (ii) the Letter of Credit is scheduled to expire within thirty (30) days of the date of Landlord’s statement and Landlord has not received a replacement letter of credit, or (iii) Tenant has become insolvent, and that said drawing is in accordance with the terms and conditions of this Lease; no other document or certification from Landlord shall be required to negotiate the Letter of Credit. The Letter of Credit must state that all charges (including without limitation transfer fees) will be charged to the account of Tenant and not to Landlord. Landlord may designate any bank as Landlord’s advising bank for collection purposes and any sight drafts for the collection of the Letter of Credit may be presented by the advising bank on Landlord’s behalf.

The Letter of Credit shall be for an initial term of at least one (1) year and shall be reasonably acceptable to Landlord in both form and substance. The Letter of Credit shall be automatically renewed, without amendment, for continuing consecutive one (1) year (or longer) periods unless, at least thirty (30) days prior to any such date of expiration, the issuer gives written notice to Landlord that the Letter of Credit will not be renewed, in which case Landlord shall be able to draw the full amount of the Letter of Credit. The Letter of Credit shall not expire until at least the date which is sixty (60) days after the scheduled expiration date of this Lease.

The beneficiary designation in the Letter of Credit shall include Landlord and Landlord’s “successors and/or assigns as their interests may appear” and the Letter of Credit shall be assignable and shall include the Issuing Bank’s acknowledgment and agreement that the Letter of Credit is assignable to Landlord’s Lender and that, in such event, the Issuing Bank agrees to treat Landlord’s Lender as a beneficiary thereunder, entitling Landlord’s Lender to the same rights afforded to Landlord, as beneficiary thereunder.

Upon a default by Tenant under this Lease, Landlord shall be entitled to draw against the Letter of Credit in the amount of the delinquent Basic Rent or Additional Rent or any other expense, loss or damage that Landlord may suffer because of Tenant’s default. Upon Tenant’s insolvency, Landlord shall be entitled to draw against the entire amount of the Letter of Credit and any excess amounts shall be held by Landlord as collateral for Lease obligations. Landlord shall not be required to exhaust its remedies against Tenant before having recourse to the Letter of Credit or to any other form of collateral held by Landlord or to any other remedy available to Landlord at law or in equity, and Tenant shall forthwith upon demand restore said Letter of Credit to the original sum.

Provided that (i) at each such date Tenant is not in default under this Lease beyond any applicable notice or cure periods, (ii) Tenant has completed a successful initial public offering and remains a publicly traded company entity, and (iii) Tenant has delivered evidence reasonably satisfactory to Landlord that Tenant is Profitable (as herein defined), then from and after the (A) thirty seventh (37th) anniversary of the Commencement Date, Tenant may cause the amount of the Letter of Credit to be reduced to an amount equal to six (6) months’ of the then-existing Basic Rent, and (B) sixty first (61st) anniversary of the Commencement Date, Tenant may cause the amount of the Letter of Credit to be reduced to an amount equal to three (3) months’ of the then-existing Basic Rent. As used herein, the term “Profitable” means for the preceding four (4) full calendar quarters, Tenant shall have Free Cash Flow (as herein defined) in the aggregate sum greater than One Dollar ($1.00). As used herein, the term “Free Cash Flow” means cash flow from operations, minus capital expenses, each as determined by generally accepted accounting principles (“GAAP”) in the United States.

Section 2.5. Additional Rent. Beginning with the Commencement Date (with regards to the 1020 Space) and beginning with the 1060 Additional Rent Commencement Date (with regards to the 1060 Space), Tenant shall pay to Landlord the following, in addition to the Basic Rent and as Additional Rent, whether or not the same to be designated as such, and Additional Rent shall be included in the term “rent” wherever used in this Lease; and, unless another time shall be expressly provided for the payment thereof, all rent and Additional Rent shall be due and payable together with the next succeeding installment of Basic Rent; and Landlord shall have the same remedies for failure to pay the same as for a nonpayment of Basic Rent:

(a) Tenant’s proportionate share of expenses for the operation, management, maintenance and repair of the building(s) (including common areas of the building(s)) in which the Premises are located and Common Areas of the Complex as set forth in Article 7, and

(b) Tenant’s proportionate share of all utilities relating to the building(s) in which the Premises are located as set forth in Article 11, and

(c) Tenant’s proportionate share of all Real Property Taxes relating to the Complex as set forth in Article 12, and

(d) Tenant’s proportionate share of all insurance premiums relating to the Complex, as set forth in Article 15, and

(e) All charges, costs and expenses which Tenant is required to pay hereunder, together with all interest and penalties, costs and expenses, including attorneys’ fees and legal expenses, that may accrue thereto in the event of Tenant’s failure to pay such amounts, and all damages, reasonable costs and expenses which Landlord may incur by reason of default of Tenant or failure on Tenant’s part to comply with the terms of this Lease.

Tenant shall pay to Landlord monthly, in advance, Tenant’s proportionate share of an amount estimated by Landlord to be Landlord’s approximate average monthly expenditure for such Additional Rent items, which estimated amount shall be reconciled at the end of each calendar year as compared to Landlord’s actual expenditure for said Additional Rent items, with Tenant paying to Landlord, upon demand, any amount of actual expenses expended by Landlord in excess of said estimated amount, or Landlord refunding to Tenant (providing Tenant is not in default in the performance of any of the terms, covenants and conditions of this Lease) any amount of estimated payments made by Tenant in excess of Landlord’s actual expenditures for said Additional Rent items.

If the 1060 Building does not have at least one hundred percent (100%) of the rentable area thereof occupied at all times during any calendar year period during the demised term, then the variable portion of all charges, costs and expenses which Tenant is required to pay herein (including expenses for the operation, management, maintenance and repair of the 1060 Building [including common areas of the 1060 Building] and Common Areas of the Complex, all utilities relating to the 1060 Building and the Complex, and all Real Property Taxes and insurance premiums relating to the Complex) (herein, the “Operating Expenses”) for such period shall be deemed to be equal to the total of the variable portion of such Operating Expenses which would have been incurred by Landlord if one hundred percent (100%) of the rentable area of the 1060 Building had been occupied for the entirety of such calendar year with all tenants paying full rent, as contrasted with free rent, half rent or the like.

Tenant’s payment for such Additional Rent as of the commencement of the term of this Lease shall be Twenty Two Thousand Dollars ($22,000.00) per month with respect to the 1020 Space and Eleven Thousand One Hundred Dollars ($11, 100.00) per month with respect to the 1060 Space.

The respective obligations of Landlord and Tenant under this Article shall survive the expiration or other termination of the demised term of this Lease, and if the demised term hereof shall expire or shall otherwise terminate on a day other than the last day of a calendar year, the actual Additional Rent incurred for the calendar year in which the demised term hereof expires or otherwise terminates shall be determined and settled on the basis of the statement of actual Additional Rent for such calendar year and shall be prorated in the proportion which the number of days in such calendar year preceding such expiration or termination bears to 365. Landlord shall endeavor to provide Landlord’s reconciliation statement for the final year of the demised term of this Lease to Tenant no later than one hundred eighty (180) days following the expiration of the last fiscal year of the demised term of this Lease.

Section 2.6. Any amount due from Tenant to Landlord that is not paid when due shall bear interest at the lesser of (i) ten percent (10%) per annum or (ii) the highest rate then permitted to be charged on late payments under leases under California law; provided, however, the payment of any such interest shall not excuse or cure the default upon which such interest accrued. Tenant acknowledges and agrees that payment of such interest on late payments is reasonable compensation to Landlord for the additional costs incurred by Landlord caused by such late payment, including, but not limited to, collection and administration expenses and the loss of the use of the money that was late in payment.

ARTICLE 3 - LANDLORD’S WORK - TENANT’S WORK

Section 3.1. Except for the Landlord Renovation Work and except as otherwise expressly set forth in this Lease, Landlord shall not be required to perform any other work in the Premises; and except for the Landlord Renovation Work and except for Landlord’s delivery obligations expressly set forth in Section 1.2 above, Tenant accepts the Premises in an “as is” condition.

Section 3.2. Tenant, at Tenant’s sole cost, shall provide certain interior improvements (“Tenant Improvements”) in the Premises in accordance with the 1020 and 1060 preliminary plans and specifications set forth in the attached Exhibit “C-2” (the 1020 and 1060 preliminary plans, as approved as noted by Landlord, shall collectively be referred to herein as the “Preliminary Plans”), which Preliminary Plans shall be replaced by detailed plans and specifications therefor which must show improvements which are substantially the same as those shown on the Preliminary Plans and which must be approved, in writing, by Landlord before work is commenced and which detailed plans and specifications, once approved, shall become Exhibit “C” hereto. Landlord shall not unreasonably withhold, condition or delay approval of Tenant’s plans and specifications for the Tenant Improvements. As part of the Tenant Improvements, Tenant shall install an electrical submeter to the 1060 Space to serve the 1060 Space.

The Tenant Improvements will be constructed in accordance with detailed plans and specifications therefor to be prepared by a reputable licensed architect, under Tenant’s direction, which architect shall be approved by Landlord. Landlord shall not unreasonably withhold, condition or delay approval of Tenant’s architect and Landlord hereby approves of Albert Chiang of CAC Architects, 400 Brannan Street, Suite 1, San Francisco, CA 94107, as Tenant’s architect with respect to the Tenant Improvements. Immediately following approval of the plans and specifications, Tenant shall apply for all requisite building permits and approvals for construction of the Tenant Improvements. Promptly following issuance of building permits (if required), Tenant shall cause the Tenant Improvements to be constructed by a reputable general contractor licensed to do business in the State of California which contractor shall be reasonably approved by Landlord (the “General Contractor”) and diligently prosecuted to completion in a good and workmanlike manner in accordance with the approved plans and specifications. Tenant shall have the right to make changes to the plans and specifications from time to time provided such changes are approved in advance in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord hereby approves each of the following general contractors as an approved General Contractor for the Tenant Improvements: (1) Cody/Brock Commercial Builders 1021 Howard Ave, Suite D San Carlos, CA 94070; and (2) MAI Constructions, 50 Bonaventura Drive, San Jose, CA 95134. Landlord shall have the right to monitor the construction of the Tenant Improvements for conformance with the plans and specifications. Any deviations from the plans and specifications reported by Landlord to Tenant shall be corrected promptly. Tenant agrees to hold, or cause the General Contractor to hold, on-site weekly construction meetings at a time made known to Landlord’s representative who shall have the right to attend such meetings for the purpose of monitoring the progress of the construction. Landlord’s representative shall also have access to the Premises at all times during construction for the purpose of inspecting the work in progress.

In connection with any Tenant’s work in the Premises, including the Tenant Improvements, Tenant and its General Contractor agree to comply with the provisions of the Insurance Requirements, attached hereto as Exhibit “D” and made a part hereof. In addition, Tenant shall, during the course of any Tenant’s work, including the Tenant Improvements, obtain and maintain, at its expense, builders’ risk insurance for the amount of the completed value thereof on all-risk form insuring the interests of Tenant, Landlord, and any contractors and subcontractors.

Within ten (10) days following Tenant’s completion thereof, Tenant shall furnish Landlord with a complete set of the final “For Construction” plans therefor in AutoCAD format, including all x-refs, fonts and plot files.

Section 3.3. Except for any obligations of Landlord as expressly set forth in this Lease, any additional work to be performed during the demised term hereof shall be performed at the sole cost of Tenant in accordance with detailed plans and specifications therefor which must be approved, in writing, by Landlord (which approval shall not be unreasonably withheld, delayed or conditioned) before work is commenced and otherwise pursuant to the provisions of Section 3.2 above.

ARTICLE 4 - USE

Section 4.1. Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for the purpose of general office use and for no other purpose. Tenant shall not do or permit to be done in or about the Premises or the Complex nor bring or keep or permit to be brought or kept in or about the Premises or the Complex anything which is prohibited by or will in any way increase the existing rate of (or otherwise affect) fire or any insurance covering the Complex or any part thereof, or any of its contents, or will cause a cancellation of any insurance covering the Complex or any part thereof, or any of its contents. Tenant shall not do or permit to be done anything in, on or about the Premises or the Complex which will in any way obstruct or interfere with the rights of other tenants or occupants of the Complex or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or the Complex. No sale by auction shall be permitted on the Premises. Tenant shall not place any loads upon the floors, walls, or ceiling which endanger the structure, or place any harmful fluids or other materials in the drainage system of the buildings, or overload existing electrical or other mechanical systems. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or outside of the buildings in which the Premises are a part, except in trash containers placed inside exterior enclosures designated by Landlord for that purpose or inside of the buildings proper where designated by Landlord. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside the Premises or on any portion of Common Areas of the Complex. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall indemnify, defend and hold Landlord harmless against any loss, expense, damage, attorneys’ fees, or liability arising out of failure of Tenant to comply with any applicable law. Tenant shall comply with any covenant, condition, or restriction (“CC&R”) affecting the Premises as of the date of this Lease, as well as any future CC&R affecting the Premises; provided, however, Tenant shall not be required to comply with any future CC&R that materially and adversely interferes with Tenant’s rights expressly set forth in this Lease and/or Tenant’s use of the Premises for the Permitted Use pursuant to the terms of this Lease. The provisions of this Article are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Complex. Subject to damage or casualty repairs and events beyond the control of Landlord, Tenant shall have access to the Premises during the demised term twenty-four (24) hours a day, seven (7) days a week.

ARTICLE 5 - RULES AND REGULATIONS AND COMMON AREA

Section 5.1. Subject to the terms and conditions of this Lease and the Rules and Regulations attached hereto as Exhibit “F”, Tenant and Tenant’s employees, invitees and customers shall, in common with other occupants of the Complex in which the Premises are located, and their respective employees, invitees and customers, and others entitled to the use thereof, have the non-exclusive right to use the access roads, parking areas, and facilities provided and designated by Landlord for the general use and convenience of the occupants of the Complex in which the Premises are located, which areas and facilities are referred to herein as “Common Area”. This right shall terminate upon the termination of this Lease. Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of Common Areas. Landlord further reserves the right to promulgate such other reasonable non-discriminatory rules and regulations relating to the use of the Common Area, and any part or parts thereof, as Landlord may deem appropriate for the best interest of the occupants of the Complex. Landlord shall not enforce any rule or regulation against Tenant that Landlord is not then generally enforcing against all other tenants in the Complex or in a manner that differs in any material respect from the manner in which Landlord is enforcing the applicable rule or regulation against other tenants in the Complex. The Rules and Regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant, and Tenant shall abide by them and cooperate in their observance. Such Rules and Regulations may be amended by Landlord from time to time, with advance notice to Tenant, and all amendments shall be effective thirty (30) days after delivery of a copy to Tenant. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Complex of any of said Rules and Regulations. If a conflict or inconsistency exists between the Rules and Regulations and the provisions of the remaining portion of this Lease, then the provisions of the remaining portion of this Lease shall control. As used herein, the terms “rules and regulations” or “Rules and Regulations” shall be deemed to refer to all rules and regulations set forth on Exhibit “F”, as well as any other rules and regulations promulgated and/or amended by Landlord in accordance with the terms of this Section 5.1.

Landlord shall operate, manage and maintain the Common Area in a manner reasonably similar to similar common areas of comparable buildings in the vicinity of the Complex. Notwithstanding the foregoing, the manner in which the Common Area shall be maintained and the expenditures for such maintenance shall be at the sole discretion of Landlord made in good faith.

Notwithstanding anything to the contrary contained herein, subject to damage or casualty, applicable legal requirements, Landlord’s repair and maintenance obligations and events beyond the control of Landlord, in the event Landlord makes any voluntary permanent changes to the Complex or any portion thereof after completion of the Landlord Renovation Work that unreasonably and materially interferes with or unreasonably and materially limits (a) Tenant’s ingress to or egress from the Premises, (b) Tenant’s use of the Premises for the Permitted Use in accordance with the terms of this Lease, or (c) Tenant’s parking and signage rights expressly set forth in this Lease, and such changes prevent Tenant from operating Tenant’s business in the Premises for five (5) consecutive business days or more, then the Basic Rent and Additional Rent due under this Lease (except utilities which Tenant shall continue to pay for in accordance with the terms of this Lease) shall be abated thereafter during the period Tenant is prevented from operating its business in the Premises until such time as any such changes do not so unreasonably and materially interfere with Tenant’s operation of its business in the Premises.

ARTICLE 6 - PARKING

Section 6.1. Tenant shall have the non-exclusive right to use with other tenants or occupants of the Complex 3.3 parking spaces per 1,000 rentable square feet in the common parking areas of the Complex, free of charge (subject to applicable law). Tenant agrees that Tenant, Tenant’s employees, agents, representatives and/or invitees shall not use parking spaces in excess of said 3.3 parking spaces per 1,000 rentable square feet allocated to Tenant hereunder. Landlord shall have the right at Landlord’s sole discretion to specifically designate the location of Tenant’s parking spaces within the common parking areas of the Complex in the event of a dispute among the tenants occupying the building(s) and/or Complex referred to herein, in which event Tenant agrees that Tenant, Tenant’s employees, agents, representatives and/or invitees shall not use any parking spaces other than those parking spaces specifically designated by Landlord for Tenant’s use. Said parking spaces, if specifically designated by Landlord to Tenant, may be relocated by Landlord at any time, and from time to time. Landlord reserves the right, at Landlord’s sole discretion, to rescind any specific designation of parking spaces, thereby returning Tenant’s parking spaces to the common parking area. Landlord shall give Tenant written notice of any change in Tenant’s parking spaces. Tenant shall not, at any time, park, or permit to be parked, any truck or vehicles adjacent to the loading areas so as to interfere in any way with the use of such areas, nor shall Tenant at any time park, or permit the parking of, Tenant’s trucks or other vehicles or the trucks and vehicles of Tenant’s suppliers or others in any portion of the Common Area not designated by Landlord for such use by Tenant. Tenant shall not park nor permit to be parked any inoperative vehicles or equipment on any portion of the common parking area or other Common Areas of the Complex. Tenant agrees to assume responsibility for compliance by its employees with the parking provision contained herein. If Tenant or its employees park in other than such designed parking areas, then Landlord may charge Tenant, as an additional charge, and Tenant agrees to pay, Twenty Dollars ($20.00) per day for each day or partial day each such vehicle is parked in any area other than that designated. Tenant hereby authorizes Landlord at Tenant’s sole expense to tow away from the Complex any vehicle belonging to Tenant or Tenant’s employees parked in violation of these provisions, or attach violation stickers or notices to such vehicles. Tenant shall use the parking areas for vehicle parking only, and shall not use the parking areas for storage.

Notwithstanding anything herein to the contrary, Tenant shall have the right, unless restricted by local ordinance or other governmental requirements, and subject to approval thereof by the City of Menlo Park, during the demised term to install, at Tenant’s sole cost and expense, up to four (4) EV charging stations (“Charging Stations”) in the parking spaces identified on Exhibit “P” as “EV Charging Spaces”, subject to reasonable requirements as determined by Landlord which will include, without limitation, the following: (i) Charging Stations shall be installed in a manner approved in advance by Landlord; (ii) Tenant shall submit to Landlord detailed plans on the Charging Stations and the installation procedures; (iii) the installation, repair, maintenance and removal of the Charging Stations shall be performed at Tenant’s sole cost and expense in a good and workmanlike manner in accordance with all applicable governmental requirements; (iv) if applicable, upon removal of the Charging Stations, Tenant shall return all areas affected by the installation thereof to their original condition; (v) any damage to the parking, Common Areas or any part of the Complex caused by the installation, operation, maintenance or removal of the Charging Stations will be repaired at Tenant’s sole cost and expense by a contractor reasonably approved by Landlord; and (vi) Tenant agrees, at its expense, to relocate the Charging Stations to another location reasonably close to the 1020 Building and suitable to Landlord in the event construction, repairs or other similar work is undertaken by or for Landlord which necessitates such relocation. Notwithstanding the foregoing, Landlord agrees to use commercially reasonable efforts to avoid having Tenant relocate the Charging Stations and Landlord agrees that Landlord will not require Tenant to relocate the Charging Stations unless such relocation is necessary in Landlord’s sole, but reasonable, discretion. Additionally, Tenant shall defend, indemnify and hold Landlord harmless from and against any claims, costs or expenses incurred by Landlord as a result of such installation by Tenant. Tenant warrants and represents that the Charging Stations to be installed shall not be used to provide charging services to the public and such Charging Stations may be used by other occupants of the Complex and their visitors. Landlord shall have the right to require Tenant to remove the Charging Stations at the end of the demised term, and Tenant shall repair and restore in good and workmanlike manner to good condition any damage to the Common Areas or Complex caused by such removal.

ARTICLE 7 - OPERATION, MANAGEMENT AND MAINTENANCE EXPENSES

Section 7.1. As Additional Rent and in accordance with Article 2 of this Lease, Tenant shall pay to Landlord Tenant’s proportionate share (calculated on a square footage or other equitable basis as reasonably calculated by Landlord) of all expenses of operation, management, maintenance, repair and replacement of the Common Areas of the Complex including, but not limited to, license, permit, and inspection fees; the cost of all insurance required for the Common Areas of the Complex, including, without limitation, liability insurance for personal injury, death and property damage, Worker’s Compensation insurance covering personnel, boiler and machinery insurance covering equipment in the Common Areas of the Complex, and any repair costs not covered by insurance; security; utility charges associated with exterior landscaping and lighting (including water and sewer charges); all charges incurred in the maintenance, repair and replacement of landscaped areas, lakes, parking lots, sidewalks, driveways; maintenance, repair and replacement of all fixtures and electrical, mechanical, and plumbing systems; maintenance and repair of structural elements and exterior surfaces of the buildings (but excluding therefrom foundations and load bearing elements which shall be maintained by Landlord at its cost and expense); salaries and employee benefits of personnel and payroll taxes applicable thereto; supplies, materials, equipment and tools; the cost of capital improvements which have the effect of reducing operating expenses, provided, however, that in the event Landlord makes such capital improvements Landlord shall amortize its investment in said improvements (together with interest at the rate of ten percent (10%) per annum on the unamortized balance) as an operating expense in accordance with standard accounting practices, provided that such amortization is not at a rate greater than the anticipated savings in the operating expenses.

Section 7.2. As Additional Rent and in accordance with Article 2 of this Lease, Tenant shall pay its proportionate share (calculated on a square footage or other equitable basis as reasonably calculated by Landlord) of the cost of operation (including common utilities), management, maintenance, repair and replacement of the Premises and the building (including common areas such as lobbies, restrooms, janitor’s closets, hallways, elevators, mechanical and telephone rooms, stairwells, entrances, spaces above the ceilings) in which the Premises are located. The maintenance, repair and replacement items herein referred to include, but are not limited to, janitorization, electrical systems (such as outlets, lighting fixtures, lamps, bulbs, tubes, ballasts), heating and air-conditioning controls (such as mixing boxes, thermostats, time clocks, supply and return grills), all interior improvements within the Premises including, but not limited to, wall covering, window coverings, acoustical ceilings, vinyl tile, carpeting, partitioning, doors (both interior and exterior, including closing mechanisms, latches, locks), and all other interior improvements of any nature whatsoever, all windows, window frames, plate glass, glazing, truck doors, main plumbing systems of the building (such as water and drain lines, sinks, toilets, faucets, drains, showers and water fountains), main electrical systems (such as panels and conduits), heating and air-conditioning systems (such as compressors, fans, air handlers, ducts, boilers, heaters), store fronts, roofs (but excluding therefrom structural elements of the roof which shall be maintained by Landlord at its cost and expense), downspouts, building common area interiors (such as wall coverings, window coverings, floor coverings and partitioning), ceiling, building exterior doors, skylights (if any), automatic fire extinguishing systems, and elevators; license, permit and inspection fees; the cost of all insurance required for the building of which the Premises is a part including, without limitation, liability insurance for personal injury, death and property damage in the common areas of the building, owner’s protective liability insurance, Worker’s Compensation insurance covering personnel, boiler and machinery insurance covering equipment in the building, and any repair costs not covered by insurance; security; salaries and employee benefits of personnel and payroll taxes applicable thereto; supplies, materials, equipment and tools; the cost of capital improvements which have the effect of reducing operating expenses, provided, however, that in the event Landlord makes such capital improvements, Landlord shall amortize its investment in said improvements (together with interest at the rate of ten percent (10%) per annum on the unamortized balance) as an operating expense in accordance with standard accounting practices, provided that such amortization is not at a rate greater than the anticipated savings in the operating expenses, except for repair or replacement of the HVAC systems or any portion thereof. Tenant hereby waives all rights under, and benefits of, subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect. Tenant agrees to provide carpet shields under all rolling chairs and to otherwise be responsible for wear and tear of the carpet caused by rolling chairs if such wear and tear exceeds that caused by normal foot traffic in surrounding areas. Areas of excessive wear shall be replaced at Tenant’s sole expense upon Lease termination.

Section 7.3. “Additional Rent” as used herein shall not include Landlord’s debt repayments; interest on charges; expenses directly or indirectly incurred by Landlord solely for the benefit of any other tenant, cost for the installation of partitioning or any other tenant improvements; cost of attracting tenants; any original construction costs of a capital nature or depreciation of such costs; interest, or executive salaries; acquisition costs of land or buildings in the Complex; all design and construction costs as well as costs of correcting defects in the original construction, design or materials of the Complex including parking facilities and other Common Areas; repair and maintenance of structural walls, foundation and spaces not in the Common Areas; interest and depreciation on mortgages and other debt costs; ground lease payments, if any; depreciation of buildings and building improvements (except capital improvements which shall be amortized per Section 7.2 above); expenses covered by warranty, insurance or other reimbursement to the extent of proceeds actually received by Landlord; salaries or fees of Landlord’s employees or agents above the level of maintenance manager; provided, however, Additional Rent shall include, without limitation, the salaries of the maintenance manager and his/her support staff including assistants, secretaries, accountants, workmen and maintenance personnel (and such costs may include the contributions and premiums for fringe benefits, unemployment insurance, workers’ compensation insurance and pension plan contributions, and expenses for technical training to improve or maintain the proficiency of such personnel); leasing costs (including fees/costs for consulting, marketing, advertising, brokerage, legal fees and disbursements, rent concessions, refurbishment or improvements to tenant spaces); improvements, alterations, repairs and maintenance performed in any tenant’s exclusive space; the cost of providing any service for a particular tenant which is not also provided to Tenant; costs which disproportionately benefit some but not all tenants; costs incurred due to violations by the Landlord of any of the terms and conditions of any other leases in the Complex (including legal fees and disbursements); any costs and expenses to collect rent and recover possession (including all legal fees and disbursements); any cost or expense for management of the buildings, or applicable portion thereof, in excess of three percent (3%) of the Basic Rent and Additional Rent payable by all tenants (including, without limitation, Tenant); capital improvements (except as set forth in Sections 7.1 and 7.2 above); Landlord’s general corporate overhead and administrative expenses except if it is related solely to the building or Complex and except for the management fee; payments to parties related to Landlord for services or supplies or materials to the extent the costs of such services, supplies or materials exceeds the costs that would have been paid had such services, supplies or materials been provided on a competitive basis by parties unaffiliated with Landlord; Landlord’s charitable or political contributions; acquisition costs of fine art maintained at the building or Complex; except as otherwise provided for in Article 12, costs incurred in connection with the sale or refinancing of the building or Complex (not including increases in real property taxes which Tenant shall pay pursuant to the provisions of Article 12); any costs incurred to remove, study, test or remediate hazardous materials which are present in, on or about the Premises or Complex prior to the date Tenant first accesses any portion of the Premises or Complex, or any future release or contamination proximately caused by Landlord’s or other tenants’ negligence or willful misconduct (except if brought into, stored, used or disposed of at the Premises or Complex by Tenant or Tenant’s employees, agents, representatives or contractors); and building costs to the extent same are duplicative of any other cost that is included in this Article 7 or elsewhere in this Lease.

Tenant shall have the right no more than once annually to inspect the books and records of Landlord with respect to the Additional Rent referred to in Article 7. Such inspections shall be completed in Landlord’s offices during Landlord’s normal business hours within one hundred twenty (120) days after delivery of Landlord’s annual statement for said year setting forth such costs and shall be performed by a certified public accountant employed by Tenant, and the cost thereof shall be paid by Tenant. Tenant shall give Landlord no less than thirty (30) days’ advance written notice of its intent to inspect. Tenant must have paid the full amount of said costs payable by Tenant under this Lease and must not be in default of any provisions of this Lease beyond applicable notice and cure periods before Tenant may perform any inspection. Any inspection by Tenant must be performed during the months of April through October and must be completed within three (3) months after the start of the inspection. Tenant’s right to inspect is conditioned upon Tenant, and Tenant’s accountant, executing and delivering to Landlord appropriate confidentiality agreements acceptable to Landlord agreeing to keep the results of any such inspection confidential. Upon completion thereof, Tenant shall deliver a copy of the inspection report and accompanying data to Landlord.

ARTICLE 8 - ACCEPTANCE AND SURRENDER OF PREMISES

Section 8.1. Subject to Landlord’s repair and maintenance obligations expressly set forth in this Lease, by entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the buildings and improvements included in the Premises in their present condition and without representation or warranty by Landlord as to the condition of such buildings or as to the use or occupancy which may be made thereof. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant.

Section 8.2. Tenant agrees on the last day of the demised term, or on the sooner termination of this Lease, to surrender the Premises promptly and peaceably to Landlord in the same condition as of the Commencement Date (damage by acts of God, fire, normal wear and tear excepted) together with all alterations, additions and improvements which may have been made in, to, or on the Premises (except movable trade fixtures installed at the expense of Tenant). Landlord, at the time Tenant submits Tenant’s detailed plans and specifications for the Tenant Improvements to be constructed in the Premises, shall advise whether Tenant shall be required to remove any of the Tenant Improvements from the Premises at the end of the term (except that Landlord agrees that the Tenant Improvements, to the extent substantially the same as the Preliminary Plans (as defined in Section 3.2), shall not be required to be removed), and Tenant shall repair and restore in good and workmanlike manner to good condition any damage to the Premises, buildings and Common Areas caused by such removal. Notwithstanding whether or not so noted on Tenant’s Preliminary Plans or detailed plans and specifications for the Tenant Improvements, Landlord hereby advises Tenant that Landlord shall have the right, by notice to Tenant given at least ninety (90) days prior to the expiration of the demised term, to require Tenant to remove the patio improvements and restore the Common Area and/or the Premises to its condition prior to installation of the patio improvements, including without limitation, any gas lines installed in the Premises and/or Common Areas to serve the patio. If Landlord shall so require, then Tenant shall restore said Premises and/or Common Areas or such part or parts thereof before the end of this Lease at Tenant’s sole cost and expense. Tenant, on or before the end of the demised term or sooner termination of this Lease, shall remove all of Tenant’s personal property and trade fixtures from the Premises, and all property not so removed on or before the end of the term or sooner termination of this Lease shall be deemed abandoned by Tenant and title to same shall thereupon pass to Landlord without compensation to Tenant. Notwithstanding anything to the contrary contained herein, all of Tenant’s furniture and filing systems, even if bolted or otherwise attached to floors, walls or and/or ceilings, shall be deemed to be Tenant’s personal property and shall be removed by Tenant on or before the end of the demised term or sooner termination of this Lease. Landlord may, upon termination of this Lease, remove all furniture and equipment so abandoned by Tenant, at Tenant’s sole cost, and repair any damage caused by such removal at Tenant’s sole cost. If the Premises be not surrendered at the end of the term or sooner termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay. Nothing contained herein shall be construed as an extension of the term hereof or as a consent of Landlord to any holding over by Tenant. The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease shall not work as a merger and, at the option of Landlord, shall either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all or any such subleases or subtenancies.

ARTICLE 9 - ALTERATIONS AND ADDITIONS

Section 9.1. Tenant shall not make, or suffer to be made, any alteration or addition to the Premises, or any part thereof, without written consent of Landlord first had and obtained by Tenant, which consent by Landlord shall not be unreasonably withheld, delayed or conditioned, and such alteration or addition shall be at the cost of Tenant; and any addition to, or alteration of, the Premises, except moveable furniture and trade fixtures, shall at once become a part of the Premises and belong to Landlord. If Landlord consents to the making of any alteration, addition, or improvement to or of the Premises by Tenant, the same shall be made by Landlord at Tenant’s sole cost and expense. Any modifications to the buildings or building systems required by governmental code or otherwise as a result of Tenant’s alterations or improvements shall be made at Tenant’s sole cost and expense. Tenant shall retain title to all moveable furniture and trade fixtures placed in the Premises. All heating, lighting, electrical, air-conditioning, partitioning, drapery, carpeting and floor installations made by Tenant, together with all property that has become an integral part of the Premises, shall not be deemed trade fixtures. Tenant agrees that it will not proceed to make any alteration or additions without having obtained consent from Landlord to do so, and until five (5) days from the receipt of such consent, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant’s improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work. Tenant shall, if reasonably required by Landlord, secure at Tenant’s own cost and expense a completion and lien indemnity bond satisfactory to Landlord for such work.

ARTICLE 10 - BUILDING PLANNING

Section 10.1. Intentionally Omitted.

ARTICLE 11 - UTILITIES

Section 11.1. As Additional Rent and in accordance with Article 2 of this Lease, Tenant shall pay its proportionate share (calculated on a square footage or other equitable basis as calculated by Landlord) of the cost of all utility charges such as water, gas, electricity, telephone, telex and other electronic communications service, sewer service, waste-pick-up and any other utilities, materials or services furnished directly to the building(s) in which the Premises are located, including, without limitation, any temporary or permanent utility surcharge or other exactions whether or not hereinafter imposed.

Section 11.2. Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of rent by reason of any interruption or failure of utility services to the Premises when such interruption or failure is caused by accident, breakage, repair, strikes, lockouts, or other labor disturbances or labor disputes of any nature, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord; provided, however, that in the event the Premises should be unsuitable for Tenant’s use for a period exceeding five (5) consecutive business days as a consequence of cessation of utilities required to be provided to the Premises by Landlord as a result of Landlord’s negligent act or omission, then Tenant shall be entitled to an abatement of Basic Rent and Additional Rent (except utilities which shall continue to be payable by Tenant in accordance with the terms of this Lease) thereafter to the extent of the interference with Tenant’s use of the Premises occasioned thereby if.

Section 11.3. Landlord shall furnish to the Premises between the hours of 8:00 a.m. and 6:00 p.m. (“Building Hours”), Mondays through Fridays (holidays excepted), and subject to the rules and regulations of the Complex hereinbefore referred to, reasonable quantities of water, gas and electricity suitable for the normal use of the Premises as general office space and heat and air-conditioning required in Landlord’s judgment for the comfortable use and occupation of the Premises for such purposes. With respect to the heating and air-conditioning of the 1020 Building, Tenant shall have the right, upon prior written notice to Landlord, to modify the Building Hours only during the demised term or portion thereof that Tenant is the sole occupant of the entire 1020 Building. At Tenant’s election, Landlord shall furnish to the 1020 Space such reasonable quantities of utilities outside of Building Hours; provided, however, to the extent that such additional building utilities are provided to Tenant outside of Building Hours, Tenant shall be responsible for the costs and expenses pertaining thereto. In no event shall Landlord be obligated to make any alterations and/or change any building systems to accommodate Tenant’s request for utilities outside of Building Hours. Tenant agrees that at all times it will cooperate fully with Landlord and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the building heating, ventilating and air-conditioning systems. Whenever heat generating machines, equipment, or any other devices (including exhaust fans) are used in the Premises by Tenant which affect the temperature otherwise maintained by the air-conditioning system, Landlord shall have the right to install supplementary air-conditioning units in the Premises and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord. Tenant will not, without the written consent of Landlord, use any apparatus or device in the Premises, including, without limitation, electronic data processing machines or machines using current in excess of 110 Volts, which will in any way increase the amount of electricity, gas, water or air-conditioning usually furnished or supplied to premises being used as general office space, or connect with electric current (except through existing electrical outlets in the Premises), or with gas or water pipes any apparatus or device for the purposes of using electric current, gas, or water. If Tenant shall require water, gas, or electric current in excess of that usually furnished or supplied to premises being used as general office space, Tenant shall first obtain the written consent of Landlord, which consent shall not be unreasonably withheld, and Landlord may cause an electric current, gas, or water meter to be installed in the Premises in order to measure the amount of electric current, gas, or water consumed for any such excess use. The cost of any such meter and of the installation, maintenance and repair thereof, all charges for such excess water, gas and electric current consumed (as shown by such meters and at the rates then charged by the furnishing public utility), and any actual additional expense incurred by Landlord in keeping account of electric current, gas, or water so consumed shall be paid by Tenant, and Tenant agrees to pay Landlord therefor promptly upon demand by Landlord.

ARTICLE 12 - TAXES

Section 12.1. As Additional Rent and in accordance with Article 2 of this Lease, Tenant shall pay to Landlord Tenant’s proportionate share of all Real Property Taxes which proportionate share shall be allocated to the Premises by square footage or other equitable basis, as calculated by Landlord. The term “Real Property Taxes”, as used herein, shall mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessment caused by any change in ownership of the Complex) now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of all or any portion of the Complex (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord’s interest therein; any improvements located within the Complex (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Complex; or parking areas, public utilities, or energy within the Complex; (ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Complex; and (iii) all costs and fees (including attorneys’ fees) incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If at any time during the term of this Lease the taxation or assessment of the Complex prevailing as of the commencement date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Complex or Landlord’s interest therein or (ii) on or measured by the gross receipts, income or rental from the Complex, on Landlord’s business of leasing the Complex, or computed in any manner with respect to the operation of the Complex, then any such tax or charge, however designated, shall be included within the meaning of the term “Real Property Taxes” for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Complex, then only part of such real Property Tax that is fairly allocable to the Complex shall be included within the meaning of the term “Real Property Taxes”. Notwithstanding the foregoing, the term “Real Property Taxes” shall not include estate, inheritance, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord’s income from all sources, and Tenant shall not be required to pay any tax or assessment or any increase therein resulting from the improvement of any portion of the buildings for the sole use of other occupants of the Complex.

Section 12.2. Taxes on Tenant’s Property

(a) Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against any personal property or trade fixtures existing in the Premises and used by Tenant during the demised term or placed by Tenant in or about the Premises. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based on such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall upon demand, as the case may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event Tenant shall have the right, in the name of Landlord and with Landlord’s full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, and any amount so recovered shall belong to Tenant.

(b) If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which standard office improvements in other space in the Complex are assessed, then the real property taxes and assessments levied against Landlord or the Complex by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 12.2(a) above. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said tenant improvements are assessed at a higher valuation than standard office improvements in other space in the Complex, such records shall be binding on both the Landlord and Tenant. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used.

ARTICLE 13 - LIABILITY INSURANCE

Section 13.1. Tenant, at Tenant’s expense, agrees to keep in force during the term of this Lease a policy of comprehensive public liability insurance with limits in the amount of Two Million Dollars ($2,000,000.00) for injuries to or death of any one or more persons occurring in, on or about the Premises or the Complex, and damage to property, combined single limit. The policy or policies affecting such insurance, certificates of which shall be furnished to Landlord, shall name Landlord as an additional insured; shall be issued by an insurance company admitted to transact business in the State of California with an AM. Best Company rating of A-VIII or better and otherwise acceptable to Landlord; and Tenant shall provide that the insurance effected thereby shall not be canceled, except upon ten (10) days’ prior written notice to Landlord (which notice may be provided by Tenant). If, during the term of this Lease, in the considered opinion of Landlord’s Lender, the amount of insurance described in this Article 13 is not adequate, Tenant agrees to increase said coverage to such commercially reasonable amount as Landlord’s Lender shall deem adequate.

ARTICLE 14 - TENANT’S INSURANCE

Section 14.1. Tenant shall maintain a policy or policies of fire and property damage insurance including “Special Perils” provisions with a sprinkler leakage endorsement insuring the personal property (including wall coverings, carpeting and drapes), inventory, trade fixtures, furnishings and operating equipment within the Premises, whether supplied by Tenant or existing in the Premises upon commencement of this Lease, for the full replacement value thereof. The proceeds from any such policies shall be used for the repair or replacement of such items so insured.

Section 14.2. Tenant shall also maintain a policy or policies of workman’s compensation insurance and any other employee benefit insurance sufficient to comply with all laws.

ARTICLE 15 - PROPERTY INSURANCE

Section 15.1. Landlord shall purchase and keep in force, and as Additional Rent and in accordance with Article 2 of this Lease Tenant shall pay to Landlord Tenant’s proportionate share (calculated on a square footage or other equitable basis as calculated by Landlord) of the cost of, a policy or policies of insurance covering loss or damage to the Premises, including leasehold improvements, and Complex in the amount of the full replacement value thereof, providing protection against those perils included within the classification of “all risks” insurance and, at Landlord’s option, flood and/or earthquake insurance, if available, plus a policy of rental income insurance in the amount of one hundred percent (100%) of the annual Basic Rent, plus sums paid as Additional Rent. If Landlord’s standard insurance cost is increased due to Tenant’s use of the Premises or the Complex, Tenant agrees to pay to Landlord the full cost of such increase. Tenant shall have no interest in nor any right to proceeds of any insurance procured by Landlord for the Complex. Tenant shall submit to Landlord an itemized statement setting forth the cost of any leasehold improvements installed by Tenant promptly upon completion thereof. Tenant shall periodically notify Landlord in writing of any change in the replacement value of any such leasehold improvements to enable Landlord to adjust its insurance accordingly.

Section 15.2. Landlord and Tenant do each hereby respectively release the other, to the extent of insurance coverage maintained, or required to be maintained, hereunder, from any liability for loss or damage caused by fire or any of the extended coverage casualties included in the releasing party’s insurance policies, irrespective of the cause of such fire or casualty.

ARTICLE 16 - INDEMNIFICATION

Section 16.1. Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury to or death of any person or damage to or destruction of property in or about the Premises or the Complex by or from any cause whatsoever, including, without limitation, gas, fire, oil, electricity or leakage of any character from the roof, walls, basement or other portion of the Premises or the Complex but excluding, however, the negligence or willful misconduct of Landlord, its agents, servants, employees, or contractors. Except as to injury to persons or damage to property the cause of which is the negligence or willful misconduct of Landlord, its agents, servants, employees, or contractors, Tenant shall indemnify and hold Landlord harmless from and defend Landlord against all claims arising from any act, omission or negligence of Tenant, or its contractors, licensees, agents, servants, invitees or employees, or arising from any accident, injury or damage whatsoever caused to any person, or to the property of any person occurring during the demised term in or about the Premises, and from and against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, including, but not limited to, reasonable attorneys’ fees and court costs. Except in the event of Tenant’s holdover (subject to Article 28 below), Landlord and Tenant shall not be liable to each other for any special or consequential damages, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use resulting from the failure of such party to meet its obligations under the Lease.

ARTICLE 17 - COMPLIANCE

Section 17.1. Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now or hereafter in effect applicable to Tenant’s use of the Premises; with the requirements of any board of fire underwriters or other similar body now or hereafter constituted; and with any direction or occupancy certificate issued pursuant to law by any public officer; provided, however, that no failure to comply with the foregoing shall be deemed a breach of this Lease if Tenant, immediately upon notification, commences to remedy or rectify said failure. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. This Article shall not be interpreted as requiring Tenant to make structural changes or improvements, except to the extent such changes or improvements are required as a result of Tenant’s use of the Premises. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering the Premises.

Section 17.2. Tenant shall, at its expense, comply with all applicable laws, regulations, rules and orders, regardless of when they become or became effective applicable to Tenant’s use of the Premises, including, without limitation, those relating to health, safety, noise, environmental protection, waste disposal, and water and air quality, and furnish satisfactory evidence of such compliance upon request of Landlord.

Should any discharge, leakage, spillage, emission or pollution of any type occur upon or from the Premises or the Complex due to Tenant’s use and occupancy thereof, Tenant, at its expense, shall be obligated to remedy the same to the satisfaction of Landlord and any governmental body having jurisdiction thereover. Tenant agrees to indemnify, hold harmless, and defend Landlord against all liability, cost, and expense (including without limitation any fines, penalties, judgments, litigation costs, and attorneys’ fees) incurred by Landlord as a result of Tenant’s breach of this section, or as a result of any such discharge, leakage, spillage, emission, or pollution, regardless of whether such liability, cost, or expense arises during or after the demised term, except to the extent such liability, cost or expense is caused by the negligence or willful misconduct of Landlord, its agents, servants, employees, or contractors.

Tenant shall pay all amounts due Landlord under this section, as Additional Rent, within ten (10) days after any such amounts become due.

Section 17.3. Should a government agency or municipality require Landlord to institute TSM (Transportation System Management or Transportation Demand Management) facilities and/or programs, Tenant hereby agrees that the cost of TSM imposed facilities required on the Premises, including but not limited to employee showers, lockers, cafeteria, or lunchroom facilities, shall be included as a portion of Tenant’s leasehold improvements, and any ongoing costs or expenses associated with a TSM program, such as an on-site TSM coordinator, which are required for the Premises and not provided by Tenant, shall be provided by Landlord with such costs being included as Additional Rent and reimbursed to Landlord by Tenant.

ARTICLE 18 - LIENS

Section 18.1. Tenant shall promptly pay all sums of money in respect to any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to Tenant in, at or about the Premises, or furnished to Tenant’s agents, employees, contractors or subcontractors, that may be secured by any mechanic’s, materialmen’s, supplier’s or other liens against the Premises or Landlord’s interest therein. In the event any such or similar liens shall be filed, Tenant shall, within three (3) days of receipt thereof, give notice to Landlord of such lien, and Tenant shall, within ten (10) days after receiving notice of the filing of the lien, discharge such lien by payment of the amount due to the lien claimant. However, Tenant may in good faith contest such lien provided that within such ten (10) day period Tenant provides Landlord with a surety bond of a company acceptable to Landlord, protecting against said lien in an amount at least one and one-half (1-1/2) times the amount claimed or secured as a lien or such greater amount as may be required by applicable law and provided further that Tenant, if it should decide to contest such lien, shall agree to indemnify, defend and save harmless Landlord from and against all costs arising from or out of any proceeding with respect to such lien. Failure of Tenant to discharge the lien, or if contested to provide such bond and indemnification, shall constitute a default under this Lease and in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge or secure the release of any lien by paying the amount claimed to be due, and the amount so paid by Landlord, and all costs and expenses incurred by Landlord therewith, including, but not limited to, court costs and reasonable attorneys’ fees, shall be due and payable by Tenant to Landlord forthwith on demand. Notwithstanding any such contest, if any such lien shall be reduced to final judgment and such judgment or such process as may be issued for the enforcement thereof is not promptly stayed or if so stayed and said stay thereafter expires, then and in any such event Tenant shall forthwith pay and discharge said judgment. Landlord shall have the right to post and maintain on the Premises such notices of non-responsibility as are provided for under the mechanic’s lien laws of California.

ARTICLE 19 - ASSIGNMENT AND SUBLETTING

Section 19.1.

A. Except as otherwise provided herein, Tenant shall not, by operation of law or otherwise, transfer, assign, sublet, enter into license or concession agreements, change ownership, mortgage or hypothecate this Lease or the Tenant’s interest in and to the Premises without first procuring the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any attempted transfer, assignment, subletting, license or concession agreement, change of ownership, mortgage or hypothecation without Landlord’s written consent shall be void and confer no rights upon any third person. Tenant agrees and acknowledges that it shall be deemed reasonable for Landlord to withhold, condition or delay its consent to a proposed assignment or sublease if the proposed assignee or sublessee (i) shall not have a net worth, at the time of the assignment or sublease, sufficient to discharge Tenant’s obligations under this Lease, as reasonably determined by Landlord; or (ii) shall have undertaken a bankruptcy, liquidation, reorganization or insolvency action or an assignment of or by such assignee or sublessee for the benefit of creditors, or any similar action undertaken by such assignee or sublessee, at any time within the thirty six (36) month period prior to such proposed assignment or sublease. Tenant shall give Landlord not less than thirty (30) days’ notice prior to the effective date of any such assignment or sublease. In the event this Lease is being assigned or more than fifty percent (50%) of the Premises is being subleased for the majority of the remaining demised term, the provisions of Section 19.3 below shall apply. Nothing herein contained shall relieve Tenant and any Guarantor from its covenants and obligations for the demised term. Tenant agrees to reimburse Landlord for Landlord’s reasonable outside attorneys’ fees incurred in conjunction with the processing and documentation of any such requested transfer, assignment, subletting, licensing or concession agreement, change of ownership, mortgage or hypothecation of this Lease or Tenant’s interest in and to the Premises, not to exceed $1,500.00 per request.

B. If Landlord consents to any assignment or sublease pursuant to this Article, Tenant shall pay Landlord, as Additional Rent:

(a) in the case of each and every assignment, one half (1/2) of an amount equal to all monies, property, and other consideration of every kind whatsoever paid or payable to Tenant by the assignee for such assignment and for all property of Tenant transferred to the assignee as part of the transaction (including, but not limited to, fixtures, other leasehold improvements, furniture, equipment, and furnishings) but only to the extent such consideration exceeds the fair market value thereof [after subtracting the costs described in subparagraphs (b)(ii) and (b)(iii) herein in connection with such assignment]; and

(b) in the case of each and every sublease, one half (1/2) of the amount by which all rent, and/or other monies, property, and consideration of every kind whatsoever paid or payable to Tenant by the subtenant under the sublease, exceeds the sum of:

(i) all Basic Rent and Additional Rent under this Lease accruing during the term of the sublease in respect of the subleased space (as reasonably determined by Landlord, taking into account the useable area of the premises demised under the sublease); plus

(ii) attorney’s fees up to $1,500.00 actually paid by Tenant to an independent outside attorney and commissions actually paid by Tenant to procure the sublease to an independent third party licensed real estate broker, amortized over the term of the sublease, commencing with the date on which the sublease term commences; plus

(iii) the actual cost of allowances or leasehold improvements provided or undertaken by Tenant (subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed) solely to prepare the sublease space for the subtenant, amortized over the period of the term of the sublease, commencing with the date on which the sublease commences.

C. Each transfer, assignment, subletting, license, concession agreement, mortgage and hypothecation to which there has been consent (or for which no consent shall be required) shall be by an instrument in writing in form reasonably satisfactory to Landlord, and shall be executed by the transferor, assignor, sublessor, licensor, concessionaire, hypothecator or mortgagor and the transferee, assignee, sublessee, licensee, concessionaire or mortgagee in each instance, as the case may be; and each transferee, assignee, sublessee, licensee, concessionaire or mortgagee shall agree in writing for the benefit of Landlord herein to assume, to be bound by, and to perform the terms, covenants and conditions of this Lease to be done, kept and performed by Tenant, including the payment of all amounts due or to become due under this Lease directly to Landlord (except in the event of a sublease, to the extent applicable to such sublease). One (1) executed copy of such written instrument shall be delivered to Landlord. Failure to first obtain in writing Landlord’s consent or failure to comply with the provisions of this Article shall operate to prevent any such transfer, assignment, subletting, license, concession agreement, mortgage, or hypothecation from becoming effective.

D. If Tenant hereunder is a corporation which, under the then current laws of the State of California, is not deemed a publicly traded corporation, as defined in California Corporations Code Section 1502.1 or any successor to such section, or is an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of fifty percent (50%) shall be deemed an assignment within the meaning and provisions of this Section 19.1.

E. The consent of Landlord to any transfer, assignment, sublease, license or concession agreement, change in ownership, mortgage or hypothecation of this Lease is not and shall not operate as a consent to any future or further transfer, assignment, sublease, license or concession agreement, change in ownership, mortgage or hypothecation, and Landlord specifically reserves the right to refuse to grant any such consents except as otherwise provided in this Section 19.1.

F. Notwithstanding anything to the contrary herein, Tenant may, without Landlord’s prior written consent (and without the provisions of Section 19.3 or 19.1.B applying), provided that Tenant is not in default beyond any applicable notice and cure period and further provided that such assignee or sublessee shall comply with all of the terms and conditions of this Lease, without any modification of this Lease, sublet the Premises or assign the Lease to a Permitted Transferee under the conditions contained herein. For the purposes hereof, a Permitted Transferee is defined as: (a) the parent corporation of Tenant; or (b) a wholly owned subsidiary or affiliate of Tenant; or (c) any entity which results from a merger or consolidation (provided the net worth of the surviving entity is at least equal to the net worth of Tenant just prior to such merger or consolidation; and further provided that all of the assets then held by Tenant remain or become assets of the surviving entity); or (d) a purchaser of all or substantially all of Tenant’s assets or stock as a going concern. Any such Permitted Transferee shall agree in writing, in form reasonably satisfactory to Landlord (“Written Assumption”), to assume, to be bound by, and to perform the terms, covenants and conditions of this Lease to be done, kept and performed by Tenant, including the payment of all amounts due or to become due under this Lease directly to Landlord, without any modification of this Lease. Notwithstanding the foregoing, subject to Section 19.1.D above, a Permitted Transferee that is purchasing the stock of Tenant shall not be required to provide such Written Assumption but shall still be required to comply with all of the terms of this Lease. Tenant shall provide Landlord with the following no later than ten (10) days prior to the effective date of the proposed transfer; (i) the name and address of the Permitted Transferee, and (ii) a copy of the proposed sublet or assignment agreement, and (iii) such reasonable information as may be requested by Landlord to substantiate that the proposed assignee or sublessee qualifies as a Permitted Transferee under the definition set forth hereinabove. Failure of Tenant to so provide Landlord with such information or a copy of the written instrument effecting the proposed sublease or assignment shall operate to prevent any such sublease or assignment from becoming effective and any such transaction shall be null and void. Nothing herein contained shall be construed as releasing Tenant from any of its liabilities or other obligations hereunder, including the payment of rent. The following shall not be deemed to constitute an assignment under this Lease: (i) the original issuance of stock by Tenant on a public exchange or the subsequent sale of stock on a public exchange or the original issuance of stock by Tenant in a private financing (in each event for fair market value) intended to raise capital for Tenant and not intended to circumvent Landlord’s rights under this Article 19, or (ii) the transfer of stock among existing shareholders of Tenant, family members or for estate planning purposes. None of the transactions permitted under this Section 19.1.E. shall require the consent of Landlord but Tenant shall notify Landlord in writing of the same as provided hereinabove.

Section 19.2. Landlord’s rights to assign this Lease are and shall remain unqualified. Upon any sale of the Premises and provided the purchaser assumes all obligations under this Lease, Landlord shall thereupon be entirely released of all obligations of Landlord hereunder arising after such assumption of obligations and shall not be subject to any liability resulting from any act or omission or event occurring after such sale.

Section 19.3. Except for an assignment or sublease to a Permitted Transferee (as defined in Section 19.1.F above), in the event Tenant proposes to assign its interest in this Lease or sublet more than fifty percent (50%) of the 1060 Space (herein the “1060 Sublet Space”) or sublet more than fifty percent (50%) of the 1020 Space (herein the “1020 Sublet Space”) at any time during the demised term for the majority of the remaining demised term, it shall first give written notice thereof (the “Assignment/Subletting Notice”) to Landlord together with all other information requested by Landlord with respect to the subject assignment or subletting. Within fifteen (15) business days after Landlord’s receipt of an Assignment/Subletting Notice and such required and/or requested information from Tenant, Landlord may elect by notice (the “Recapture Termination Notice”) in writing to Tenant to recapture (i) the Premises (in the case of a proposed assignment of Tenant’s interest in this Lease) or (ii) the 1060 Space if Tenant proposes to sublet more than fifty percent (50%) of the 1060 Space, or (iii) at Landlord’s election, either the 1020 Space or the 1020 Sublet Space if Tenant proposes to sublet more than fifty percent (50%) of the 1020 Space, in which event this Lease shall automatically terminate as to such space on the ninetieth (90th) day (the “Termination Date”) following Tenant’s receipt of the Termination Notice with the same force and effect as if said Termination Date had been designated as the expiration date of this Lease as to said space, and Landlord and Tenant shall upon such Termination Date be released from any and all liabilities thereafter accruing hereunder as to said space. All Basic Rent and Additional Rent payable by Tenant hereunder shall be apportioned as of the Termination Date.

ARTICLE 20 - SUBORDINATION AND MORTGAGES

Section 20.1. In the event Landlord’s title or leasehold interest is now or hereafter encumbered by a deed of trust, upon the interest of Landlord in the land and buildings in which the Premises are located, to secure a loan from a lender (hereinafter referred to as “Lender”) to Landlord, Tenant shall, at the request of Landlord or Lender, execute in writing an agreement subordinating its rights under this Lease to the lien of such deed of trust, or, if so requested, agreeing that the lien of Lender’s deed of trust shall be or remain subject and subordinate to the rights of Tenant under this Lease. Tenant hereby irrevocably appoints Landlord the attorney in fact of Tenant to execute, deliver and record any such instrument or instruments for and in the name and on behalf of Tenant. Notwithstanding any such subordination, Tenant’s possession under this Lease shall not be disturbed if Tenant is not in default under this Lease beyond any applicable notice or cure periods. Tenant agrees to send to any mortgagees and/or deed of trust holders, by registered mail, a copy of any notice of default served by Tenant upon the Landlord, provided that prior to such notice, Tenant has been notified, in writing (by way of notice of assignment of rents or otherwise), of the addresses of such mortgagees and/or deed of trust holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, any such mortgagees and/or deed of trust holders shall have an additional thirty (30) days within which to cure such default, or if such default is not reasonably susceptible of cure within that time, then such additional time as may be reasonably necessary if within such thirty (30) days any mortgagee and/or deed of trust holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings), in which event this Lease shall not be terminated when such remedies are being diligently pursued.

Landlord shall use commercially reasonable efforts to provide Tenant, as soon as reasonably practicable after execution of this Lease, with a non-disturbance agreement (in a form reasonably acceptable to the mortgagee and Tenant) in favor of Tenant signed by the mortgagee in existence as of the date of this Lease. Landlord shall also use commercially reasonable efforts to obtain a non-disturbance agreement (in a form reasonably acceptable to the mortgagee and Tenant) in favor of Tenant signed by any future mortgagee. In either such event, Tenant shall pay the mortgagee’s costs to negotiate and execute a non-disturbance agreement.

ARTICLE 21 - ENTRY BY LANDLORD

Section 21.1. Landlord reserves, and shall at all reasonable times upon at least twenty four (24) hours’ prior notice (and at all times with no notice in the event of an emergency) have, the right to enter the Premises to inspect them; to perform any services to be provided by Landlord hereunder; to submit the Premises to prospective purchasers, mortgagers or tenants; to post notices of nonresponsibility; and to alter, improve or repair the Premises and any portion of the Complex, subject to the terms of this Lease, all without abatement of rent; and may erect scaffolding and other necessary structures in or through the Premises where reasonably required by the character of the work to be performed; provided, however, that the business of Tenant shall be interfered with to the least extent that is reasonably practical. For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. Landlord shall also have the right at any time to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Complex and to change the name, number or designation by which the Complex is commonly known, and none of the foregoing shall be deemed an actual or constructive eviction of Tenant, or shall entitle Tenant to any reduction of rent or other compensation hereunder.

ARTICLE 22 - BANKRUPTCY AND DEFAULT

Section 22.1. The commencement of a bankruptcy, liquidation, reorganization or insolvency action or an assignment of or by Tenant for the benefit of creditors, or any similar action undertaken by Tenant, or the insolvency of Tenant, shall, at Landlord’s option, constitute a breach of this Lease by Tenant (provided that if such action was not voluntarily undertaken by Tenant, then Landlord shall not deem such action a breach of this Lease unless Tenant has failed to legally discharge such action within sixty (60) days of its commencement). If the trustee or receiver appointed to serve during a bankruptcy, liquidation, reorganization, insolvency or similar action elects to reject Tenant’s unexpired Lease, the trustee or receiver shall notify Landlord in writing of its election within thirty (30) days after an order for relief in a liquidation action or within thirty (30) days after the commencement of any action.

Section 22.2. Within thirty (30) days after court approval of the assumption of this Lease, the trustee or receiver shall cure (or provide adequate assurance to the reasonable satisfaction of Landlord that the trustee or receiver shall cure) any and all previous defaults under the unexpired Lease and shall compensate Landlord for all actual pecuniary loss and shall provide adequate assurance of future performance under said Lease to the reasonable satisfaction of Landlord. Adequate assurance of future performance, as used herein, includes, but shall not be limited to: (i) assurance of source and payment of rent, and other consideration due under this Lease, (ii) assurance that the assumption or assignment of this Lease will not breach substantially any provision, such as radius, location, use or exclusivity provision, in any agreement relating to the above described Premises.

Section 22.3. Nothing contained in this section shall affect the existing right of Landlord to refuse to accept an assignment upon commencement of or in connection with a bankruptcy, liquidation, reorganization or insolvency action or an assignment of Tenant for the benefit of creditors or other similar act. Nothing contained in this Lease shall be construed as giving or granting or creating an equity in the Premises to Tenant. In no event shall the leasehold estate under this Lease, or any interest therein, be assigned by voluntary or involuntary bankruptcy proceeding without the prior written consent of Landlord. In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

Section 22.4. The failure to perform or honor any covenant, condition or representation made under this Lease shall constitute a default hereunder by Tenant upon expiration of the appropriate grace period hereinafter provided. Tenant shall have a period of ten (10) days from the date of written notice from Landlord within which to cure any default in the payment of (i) rental, or adjustment thereto, or (ii) any other monies due hereunder. Tenant shall have a period of thirty (30) days from the date of written notice from Landlord within which to cure any other default under this Lease; provided, however, that if the nature of Tenant’s obligation is such that more than thirty (30) days are required for performance, then Tenant shall not be in default if Tenant commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. Upon an uncured default of this Lease by Tenant beyond any applicable notice or cure periods, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity:

(a) The Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations). If Tenant breaches any covenants of this Lease or if any event of default occurs, whether or not Tenant abandons the Premises, this Lease shall continue in effect until Landlord terminates Tenant’s right to possession by written notice to Tenant, and Tenant shall remain liable to perform all of its obligations under this Lease and Landlord may enforce all of Landlord’s rights and remedies, including the right to recover rent as it falls due. If Tenant abandons the Premises or fails to maintain and protect the same as herein provided, Landlord shall have the right to do all things necessary or appropriate to maintain, preserve and protect the Premises, including the installation of guards, and may do all things appropriate to a re-letting of the Premises, and none of said acts shall be deemed to terminate Tenant’s right of possession, unless Landlord elects to terminate the same by written notice to Tenant. Tenant agrees to reimburse Landlord on demand for all amounts reasonably expended by Landlord in maintaining, preserving and protecting the Premises, together with interest on the amounts expended from time to time at the maximum legal rate. Landlord shall also have the right to repair, remodel and renovate the Premises at the expense of Tenant and as deemed necessary by Landlord.

(b) Landlord shall have the right to terminate Tenant’s possession of the Premises, and if Tenant’s right to possession of the Premises is terminated by Landlord by reason of a breach of this Lease by Tenant, or by reason of the happening of an event of default, or by reason of abandonment of the Premises by Tenant, Landlord shall be entitled, at Landlord’s election, to recover the amounts specified in paragraphs (a) (1), (a) (2) and (a) (4) of Section 1951.2 of the Civil Code of California as such section reads at the date of this Lease, which damages shall include (i) the worth at the time of award of any unpaid rent and additional rent which had been earned at the time of termination; plus (ii) the worth at the time of award of any amounts by which the unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of any rental loss that Tenant proves could have been avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent and additional rent for the balance of the term of this Lease exceeds the amount of rental loss that Tenant proves may reasonably be avoided; plus (iv) all other amounts due Landlord from Tenant under the terms of this Lease, or necessary to compensate Landlord for all detriment caused by Tenant’s failure to perform its obligations under this Lease. The right to possession of the Premises by Tenant should not be deemed terminated until Landlord gives Tenant written notice of such termination or until Landlord re-lets all or a portion of the Premises. Landlord shall be required to mitigate damages by making a good faith effort to re-let the Premises.

As used in subparagraphs (i) and (ii) above, the “worth at the time of award” is computed by allowing interest at the legal rate of ten percent (10%) per annum. As used in subparagraph (iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(c) No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein or by law, provided that each shall be cumulative and in addition to every other right or remedy given herein or now hereafter existing at law or in equity or by statute.

(d) The right to have a receiver appointed for Tenant upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises.

ARTICLE 23 - ABANDONMENT

Section 23.1. Tenant shall not abandon the Premises at any time during the term of this Lease; and if Tenant shall abandon or surrender said Premises, or be dispossessed by the process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord. For purposes of this Section 23.1, “abandon” shall mean Tenant vacating the Premises and ceasing to maintain the Premises and/or paying Rent in accordance with the terms of this Lease.

ARTICLE 24 - DESTRUCTION

Section 24.1. In the event the Premises are destroyed in whole or in part from any cause, Landlord may, at its option:

(a) Rebuild or restore the Premises to their condition prior to the damage or destruction, or

(b) Terminate this Lease.

If Landlord does not give Tenant notice in writing within thirty (30) days from the destruction of the Premises of its election to either rebuild and restore them, or to terminate this Lease, Landlord shall be deemed to have elected to rebuild or restore them, in which event Landlord agrees, at its expense, promptly to rebuild or restore the Premises, including leasehold improvements installed by Landlord, to their condition prior to the damage or destruction. Tenant shall be entitled to a reduction in rent while such repair is being made in the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises. If Landlord does not complete the rebuilding or restoration within two hundred seventy (270) days following the date of destruction (such period of time to be extended for delays caused by the fault or neglect of Tenant or because of acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes or other contingencies beyond the control of Landlord), then Tenant shall have the right to terminate this Lease by giving written notice to Landlord within fifteen (15) days after said 270-day period. Notwithstanding anything herein to the contrary, Landlord’s obligation to rebuild or restore shall be limited to the building and interior improvements constructed by Landlord as they existed as of the commencement date of the Lease and shall not include restoration of Tenant’s trade fixtures, equipment, merchandise or any improvements, alterations or additions made by Tenant to the Premises, which Tenant shall forthwith replace or fully repair at Tenant’s sole cost and expense provided this Lease is not cancelled according to the provisions above.

Section 24.2. Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Tenant hereby expressly waives the provisions of Section 1932, Subdivision 2 (and) Section 1933, Subdivision 4 of the California Civil Code.

Section 24.3. In the event that the building in which the Premises are situated is damaged or destroyed to the extent of thirty three and one-third percent (33-1/3%) or more of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the Premises be injured or not. In the event the destruction of the Premises is caused by Tenant, Tenant shall pay the deductible portion of Landlord’s insurance proceeds.

ARTICLE 25 - EMINENT DOMAIN

Section 25.1. If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor, and Landlord shall be entitled to any and all payment, income, rent, award or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired term of this Lease. Notwithstanding the foregoing, any compensation specifically awarded Tenant for loss of business, Tenant’s personal property, moving cost or loss of goodwill shall be and remain the property of Tenant.

Section 25.2. If (i) any action or proceeding is commenced for such taking of the Premises or any part thereof, or if Landlord is advised in writing by any entity or body having the right or power of condemnation of its intention to condemn the Premises or any portion thereof, or (ii) any of the foregoing events occur with respect to the taking of any space or Common Areas in the Complex not leased hereby, or if any such spaces or Common Areas be so taken or conveyed in lieu of such taking, and Landlord shall decide to discontinue the use and operation of the Complex, or decide to demolish, alter or rebuild the Complex, then, in any of such events, Landlord shall have the right to terminate this Lease by giving Tenant written notice thereof within sixty (60) days of the date of receipt of said written advice, or commencement of said action or proceeding, or taking conveyance, which termination shall take place as of the first to occur of the last day of the calendar month next following the month in which such notice is given or the date on which title to the Premises shall vest in the condemnor.

Section 25.3. In the event of such a partial taking or conveyance of the Premises, if the portion of the Premises taken or conveyed is so substantial that the Tenant can no longer reasonably conduct its business, Tenant shall have the right to terminate this Lease within sixty (60) days from the date of such taking or conveyance, upon written notice to Landlord of its intention so to do, and upon giving of such notice this Lease shall terminate on the last day of the calendar month next following the month in which such notice is given, upon payment by Tenant of the rent from the date of such taking or conveyance to the date of termination.

Section 25.4. If a portion of the Premises be taken by condemnation or conveyance in lieu thereof and neither Landlord nor Tenant shall terminate this Lease as provided herein, this Lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed, and the rent herein shall be adjusted as of the date of such taking or conveyance so that thereafter the rent to be paid by Tenant shall be in the ratio that the area of the portion of the Premises not so taken or conveyed bears to the total area of the Premises prior to such taking, and Landlord shall at its own cost and expense make all necessary repairs or alterations to the Premises so as to constitute the portion of the Premises not taken a complete architectural unit for the purposes allowed by this Lease, but such work shall not exceed the scope of the work to be done by Landlord in originally constructing the Premises as of the commencement of the Lease.

Section 25.5. Each party waives the provisions of Code of Civil Procedure Section 1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking.

ARTICLE 26 - SALE OR CONVEYANCE BY LANDLORD

Section 26.1. In the event of a sale or conveyance of the Complex or any interest therein by any owner of the reversion then constituting Landlord, the transferor shall thereby be released from any further liability (after the date of such transfer and/or upon assumption of Landlord’s obligations under this Lease by such successor) upon any of the terms, covenants or conditions (express or implied) herein contained in favor of Tenant, and in such event, insofar as such transfer is concerned, Tenant agrees to look solely to the responsibility of the successor in interest of such transferor in and to the Complex and this Lease. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the successor in interest of such transferor.

ARTICLE 27 - ATTORNMENT TO LENDER OR THIRD PARTY

Section 27.1. In the event the interest of Landlord in the land and buildings in which the Premises are located (whether such interest of Landlord is a fee title interest or a leasehold interest) is encumbered by deed of trust, and such interest is acquired by the lender or any third party through judicial foreclosure, by deed in lieu of foreclosure, or by exercise of a power of sale at private trustee’s foreclosure sale, Tenant hereby agrees to attorn to the purchaser at any such foreclosure sale and to recognize such purchaser as the Landlord under this Lease. In the event the lien of the deed of trust securing the loan from a Lender to Landlord is prior and paramount to the Lease, this Lease shall nonetheless continue in full force and effect for the remainder of the unexpired term hereof, at the same rental herein reserved and upon all the other terms, conditions and covenants herein contained.

ARTICLE 28 - HOLDING OVER

Section 28.1. Any holding over by Tenant after expiration or other termination of the term of this Lease with the written consent of Landlord delivered to Tenant shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after the expiration or other termination of the term of this Lease, with the consent of Landlord, shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable except that the monthly Basic Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the monthly Basic Rent required during the last month of the Lease term.

ARTICLE 29 - CERTIFICATE OF ESTOPPEL

Section 29.1. Tenant shall at any time upon not less than ten (10) days’ prior written notice to Landlord execute, acknowledge and deliver to Landlord or, at Landlord’s request, Landlord’s mortgagee, a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, are claimed, and (iii) ratifying and certifying any such other matters as may reasonably be requested. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord; that there are no uncured defaults in Landlord’s performance, and that not more than one month’s rent has been paid in advance.

ARTICLE 30 - CONSTRUCTION CHANGES

Section 30.1. It is understood that the description of the Premises and the location of ductwork, plumbing and other facilities therein are subject to such minor changes as Landlord or Landlord’s architect reasonably determines to be desirable in the course of construction of the Premises, and no such minor changes, or any minor changes in plans for any other portions of the Complex, shall affect this Lease or entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant. Landlord does not guarantee the accuracy of any drawings supplied to Tenant and verification of the accuracy of such drawings rests with Tenant.

ARTICLE 31 - RIGHT OF LANDLORD TO PERFORM

Section 31.1. All terms, covenants and conditions of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant’s sole cost and expense and without any reduction of rent. If Tenant shall fail to pay any sum of money, or other rent, required to be paid by it hereunder or shall fail to perform any other term or covenant hereunder on its part to be performed, and such failure shall continue for five (5) days after written notice thereof by Landlord, Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may, but shall not be obligated to, make any such payment or perform any such other term or covenant on Tenant’s part to be performed; and Landlord shall not be rendered liable to Tenant or any third party for the failure to do so, nor shall Tenant be relieved from any obligation to indemnify Landlord as otherwise provided elsewhere in this Lease. All sums so paid by Landlord and all necessary costs of such performance by Landlord together with interest thereon at the lesser of (i) ten percent (10%) per annum or (ii) the maximum legal rate from the date of such payment or performance by Landlord, shall be paid (and Tenant covenants to make such payment) to Landlord on demand by Landlord, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment by Tenant as in the case of failure by Tenant in the payment of Basic Rent hereunder.

ARTICLE 32 - ATTORNEYS’ FEES

Section 32.1. In the event that Landlord should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease, or for any other relief against Tenant hereunder, or in the event of any other litigation between Landlord and Tenant with respect to this Lease, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

ARTICLE 33 - WAIVER

Section 33.1. The waiver by either party of the other party’s failure to perform or observe any term, covenant or condition herein contained to be performed or observed by such waiving party shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent failure of the party failing to perform or observe the same or any other such term, covenant or condition therein contained, and no custom or practice which may develop between the parties hereto during the term hereof shall be deemed a waiver of, or in any way affect, the right of either party to insist upon performance and observance by the other party in strict accordance with the terms hereof.

ARTICLE 34 - NOTICES

Section 34.1. All notices, demands, requests, advices or designations which may be or are required to be given by either party to the other hereunder shall be in writing and shall be sent by personal delivery (provided evidence of delivery is given), United States certified mail, postage prepaid, return receipt requested, or overnight courier (provided a receipt is given), addressed as follows:

To Tenant:

Prior to the Commencement Date:

4200 Bohannon Drive

Suite 250

Menlo Park, CA 94025

Attention: CFO

From and after the Commencement Date:

At the 1020 Space

Attention: CFO

In either case with a copy to:

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304-1130

Attention Matt Bartus

To Landlord at its offices at Sixty 31st Avenue, San Mateo, California 94403-3404.

Section 34.2. Any such notice shall be deemed duly served upon actual (or attempted but refused) delivery.

ARTICLE 35 - EXAMINATION OF LEASE

Section 35.1. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a Lease, and this instrument is not effective as a Lease or otherwise until its execution and delivery by both Landlord and Tenant.

ARTICLE 36 - DEFAULT BY LANDLORD

Section 36.1. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have heretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord’s obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

ARTICLE 37 - CORPORATE AUTHORITY

Section 37.1. If Tenant is a corporation (or a partnership), each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation (or partnership) in accordance with the by-laws of said corporation (or partnership in accordance with the partnership agreement) and that this Lease is binding upon said corporation (or partnership) in accordance with its terms. If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of the resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

ARTICLE 38 - LIMITATION OF LIABILITY

Section 38.1. In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord: (i) the sole and exclusive remedy shall be against Landlord and Landlord’s assets; (ii) no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership); (iii) no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership); (iv) no partner of Landlord shall be required to answer or otherwise plead to any service of process; (v) no judgment will be taken against any partner of Landlord; (vi) any judgment taken against any partner of Landlord may be vacated and set aside at any time without hearing; (vii) no writ of execution will ever be levied against the assets of any partner of Landlord; (viii) these covenants and agreements are enforceable both by Landlord and also by any partner of Landlord; and (ix) the term “Landlord”, as used in this section, shall mean only the owner or owners from time to time of the fee title or the tenant’s interest under a ground lease of the land described in Exhibit “B”, and in the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord’s obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. Similarly, the obligations contained in this Lease to be performed by Landlord shall be binding on Landlord’s successors and assigns only during their respective periods of ownership. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

ARTICLE 39 - MISCELLANEOUS AND GENERAL PROVISIONS

Section 39.1. Tenant shall not, without the written consent of Landlord, use the name of the building for any purpose other than as the address of the business conducted by Tenant in the Premises.

Section 39.2. This Lease shall in all respects be governed by and construed in accordance with the laws of California. If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

Section 39.3. The term “Premises” includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The term “Landlord” or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord. The term “Tenant” or any pronoun used in place thereof includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations, and their and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof, and the provisions of this Lease shall inure to the benefit of and bind such heirs, executors, administrators, successors and permitted assigns.

The term “person” includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. Words used in any gender include other genders. If there be more than one Tenant, the obligations of Tenant hereunder are joint and several. The Article headings of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.

Section 39.4. Time is and shall be of the essence of this Lease and all of the terms, provisions, covenants and conditions hereof.

Section 39.5. At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the real property of which Tenant’s Premises are a part.

Section 39.6. This instrument along with any exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises and this agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this agreement.

Section 39.7. Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the consent of the other.

Section 39.8. Tenant further agrees to execute any amendments required by a Lender to enable Landlord to obtain financing, so long as Tenant’s rights or obligations hereunder are not affected thereby other than in a non-material manner.

Section 39.9. Tenant covenants and agrees that no diminution or shutting off of light, air or view by any structure which may be hereafter erected (whether or not by Landlord) shall in any way affect this Lease, entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant. Landlord agrees that, provided Tenant is not in default of this Lease beyond applicable notice and cure periods, Tenant may peaceably and quietly enjoy the Premises during the demised term of this Lease, subject nevertheless, to the terms and conditions of this Lease.

Section 39.10. Intentionally Omitted.

Section 39.11. Tenant’s Representations, Terrorism. Tenant represents and warrants that Tenant, all persons and entities owning (directly or indirectly) an ownership interest in Tenant and all Guarantors of all or any portion of the Lease: (i) are not, and shall not become, a person or entity with whom Landlord is restricted from doing business with under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated Nationals and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action; (ii) are not, and shall not become, a person or entity with whom Landlord is restricted from doing business with under the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders thereunder; (iii) are not knowingly engaged in, and shall not engage in, any dealings or transactions (including without limitation assisting in, sponsoring or providing financial, material or technological support for) or be otherwise associated with such persons or entities described in (i) and (ii) above; and (iv) shall not enter into any license or sublease of the Premises with, or assign this Lease to, or hire or enter into any contracts or agreements to perform work and/or services in the Complex with, any persons or entities described in (i) and (ii) above. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord, any parent, subsidiary or affiliate of Landlord, and their respective employees, agents, officers, members, managers, directors, and shareholders from and against any and all fines, penalties, actions, claims, damages, losses, liabilities, and expenses (including attorneys’ fees and costs) arising from or related to any breach of the foregoing warranties and representations.

Section 39.12. Access to Building, Complex; Landlord’s Right. Landlord shall have the absolute right at all times, including an emergency situation, to limit, restrict or prevent access to the buildings or Complex, or any part thereof (including the Premises), in response to an actual, suspected, perceived or publicly or privately announced health or security threat.

Section 39.13. As an inducement to Tenant to lease the Premises from Landlord, and subject to the provisions hereof, in consideration of Tenant performing its obligations as set forth in this Lease, Landlord agrees to provide to Tenant the following:

(A) with respect to the 1020 Space, the amount of One Million Eight Hundred Ninety Five Thousand Five Hundred Twenty Dollars ($1,895,520.00) (“1020 Inducement”) in installments as follows:

(i) the first installment and each subsequent installment of the 1020 Inducement (up to an amount, in the aggregate, equal to eighty percent (80%) of the 1020 Inducement) will be payable within thirty (30) days after all of the following conditions have been met: (a) the Lease has been executed and delivered by the parties and is in full force and effect; (b) Tenant is not in default under the terms of the Lease, including without limitation Section 18.1 hereof; (c) Tenant has accepted delivery of the 1020 Space; (d) Tenant has expended no less than the amount so requested with respect to the Tenant Improvements in the 1020 Space performed pursuant to Tenant’s plans as approved by Landlord and has provided Landlord with paid invoices, cancelled checks, contracts and other appropriate documentation to support and substantiate the cost of the Tenant Improvements in the 1020 Space and amounts actually expended by Tenant (including all applicable AIA documents); (e) Tenant has provided Landlord with lien releases from Tenant’s general contractor(s), suppliers, materialmen, and all subcontractors who have done work on the 1020 Space to date, and no liens have been filed; and (f) Tenant has provided Landlord with a written request therefor. Such requests shall be made not more often than once per calendar month.

(ii) the final twenty percent (20%) of the 1020 Inducement will be payable within thirty (30) days after all of the following conditions are satisfied: (a) Tenant has satisfied, and continues to satisfy, the conditions contained in subparagraph (i) above; (b) Tenant has completed the Tenant Improvements in the 1020 Space in accordance with the Landlord-approved plans and specifications therefor and has provided Landlord with a copy of the building permit for the Tenant Improvements in the 1020 Space and the certificate of occupancy for the 1020 Space, each properly signed off by the government body having jurisdiction thereof; (c) Tenant has, within ten (10) days after the Tenant Improvements for the 1020 Space has been completed, recorded a Notice of Completion in the San Mateo County Recorder’s Office and has provided Landlord with a copy thereof (and if Tenant does not record a Notice of Completion in the San Mateo County Recorder’s Office within said ten day period, then the final twenty percent (20%) of the 1020 Inducement shall not be paid to Tenant prior to a date which is ninety (90) days after the completion of the Tenant Improvements for the 1020 Space pursuant to Tenant’s plans as approved by Landlord and opening of Tenant’s business); (d) Tenant has provided Landlord with final unconditional lien releases from Tenant’s general contractor(s), suppliers, materialmen, and all subcontractors who have done work on the 1020 Space, and no liens have been filed; (e) Tenant’s Architect has provided Landlord with a statement certifying and warranting that the 1020 Space has been constructed in complete compliance with the mutually approved plans and specifications; (f) Tenant is in occupancy of the 1020 Space and conducting its business therein; (g) Tenant has commenced the payment of Basic Rent to Landlord; (h) Tenant has advised Landlord in writing of Tenant’s actual cost of the Tenant Improvements for the 1020 Space including all necessary back-up documentation to substantiate the actual cost thereof, including copies of paid invoices, cancelled checks, contracts (including all applicable AIA documents) and other appropriate documentation to support and substantiate said costs; and (i) Tenant has provided Landlord with a written request therefor.

If any of the above conditions has not been met, or if Tenant does not provide Landlord with a written request for the Inducement or any portion thereof, within two (2) years after the Commencement Date of this Lease, then Landlord shall have no obligation to pay the 1020 Inducement or such unpaid portion thereof.

(B) with respect to the 1060 Space, the amount of Nine Hundred Fifty Eight Thousand Seven Hundred Sixty Dollars ($958,760.00) (“1060 Inducement”) in installments as follows:

(i) the first installment and each subsequent installment of the 1060 Inducement (up to an amount, in the aggregate, equal to eighty percent (80%) of the 1060 Inducement) will be payable within thirty (30) days after all of the following conditions have been met: (a) the Lease has been executed and delivered by the parties and is in full force and effect; (b) Tenant is not in default under the terms of the Lease, including without limitation Section 18.1 hereof; (c) Tenant has not exercised Tenant’s Termination Option, (d) Tenant has accepted delivery of the 1060 Space; (e) Tenant has expended no less than the amount so requested with respect to the Tenant Improvements in the 1060 Space performed pursuant to Tenant’s plans as approved by Landlord and has provided Landlord with paid invoices, cancelled checks, contracts and other appropriate documentation to support and substantiate the cost of the Tenant Improvements in the 1060 Space and amounts actually expended by Tenant (including all applicable AIA documents); (f) Tenant has provided Landlord with lien releases from Tenant’s general contractor(s), suppliers, materialmen, and all subcontractors who have done work on the 1060 Space to date, and no liens have been filed; and (g) Tenant has provided Landlord with a written request therefor. Such requests shall be made not more often than once per calendar month.

(ii) the final twenty percent (20%) of the 1060 Inducement will be payable within thirty (30) days after all of the following conditions are satisfied: (a) Tenant has satisfied, and continues to satisfy, the conditions contained in subparagraph (i) above; (b) Tenant has completed the Tenant Improvements in the 1060 Space in accordance with the Landlord-approved plans and specifications therefor and has provided Landlord with a copy of the building permit for the Tenant Improvements in the 1060 Space and the certificate of occupancy for the 1060 Space, each properly signed off by the government body having jurisdiction thereof; (c) Tenant has, within ten (10) days after the Tenant Improvements for the 1060 Space has been completed, recorded a Notice of Completion in the San Mateo County Recorder’s Office and has provided Landlord with a copy thereof (and if Tenant does not record a Notice of Completion in the San Mateo County Recorder’s Office within said ten day period, then the final twenty percent (20%) of the 1060 Inducement shall not be paid to Tenant prior to a date which is ninety (90) days after the completion of the Tenant Improvements for the 1060 Space pursuant to Tenant’s plans as approved by Landlord) and opening of Tenant’s business in the 1060 Space; (d) Tenant has provided Landlord with final unconditional lien releases from Tenant’s general contractor(s), suppliers, materialmen, and all subcontractors who have done work on the 1060 Space, and no liens have been filed; (e) Tenant’s Architect has provided Landlord with a statement certifying and warranting that the 1060 Space has been constructed in complete compliance with the mutually approved plans and specifications; (f) Tenant is in occupancy of the 1060 Space and conducting its business therein; (g) Tenant has commenced the payment of Basic Rent to Landlord; (h) Tenant has advised Landlord in writing of Tenant’s actual cost of the Tenant Improvements for the 1060 Space including all necessary back-up documentation to substantiate the actual cost thereof, including copies of paid invoices, cancelled checks, contracts (including all applicable AIA documents) and other appropriate documentation to support and substantiate said costs; and (i) Tenant has provided Landlord with a written request therefor.

If any of the above conditions has not been met, or if Tenant does not provide Landlord with a written request for the Inducement or any portion thereof, within two (2) years after the Commencement Date of this Lease, then Landlord shall have no obligation to pay the 1060 Inducement or such unpaid portion thereof.

As used in this Lease, the term “Inducement” shall refer to each or both the 1020 Inducement and the 1060 Inducement as applicable.

Landlord’s Inducement described above shall not exceed Tenant’s actual costs of construction of the Tenant Improvements incurred in accordance with plans approved by Landlord and shall not include costs for Tenant’s fixtures, furniture, signage, equipment, inventory or other personal property.

In the event Tenant abandons the Premises during the demised term of this Lease, or if this Lease terminates early as a result of Tenant’s default, then Tenant shall immediately repay Landlord the unamortized portion of said Inducement determined from the date of such abandonment or termination until the scheduled expiration of the demised term, without limiting any of Landlord’s other rights and remedies contained in this Lease.

ARTICLE 40 - BROKERS

Section 40.1. Tenant warrants that it had dealings with only the following real estate brokers or agents in connection with the negotiation of this Lease: CBRE and that it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay the commission due to CBRE and/or Landlord’s brokers pursuant to a separate agreement.

ARTICLE 41 - SIGNS

Section 41.1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Premises or any exterior windows of the Premises without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice installed in violation of this Lease without notice to and at the expense of Tenant. Tenant shall have the right to install a sign with Tenant’s name and Tenant’s logo in the lobby of each building in which the Premises is located in and subject to Landlord’s approval, in Landlord’s reasonable discretion, as to the size, type, installation procedure and location thereof. Any such signage shall be (i) provided and installed at Tenant’s sole cost and expense, and (ii) subject to approval by the City of Menlo Park. If Tenant is allowed to print or affix or in any way place a sign in, on or about the Premises or building, upon expiration or sooner termination of this Lease, Tenant at Tenant’s sole cost and expense shall both remove such sign and repair all damage in such a manner as to restore all aspects of the appearance of the Premises and buildings to the condition prior to the placement of said sign.

Section 41.2. All approved signs or lettering on outside doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person reasonably approved of by Landlord. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises.

Landlord shall allow Tenant to install, at Tenant’s expense, Tenant’s signage on the monument sign for the 1020 Building (and Landlord hereby approves Tenant’s logo to be part of such signage), subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, as to the size, type, installation procedure and location of the sign, and subject to approval by the City of Menlo Park; provided that, at the expiration or sooner termination of this Lease, at Landlord’s election, Tenant shall, at Tenant’s sole cost and expense, remove such signage and repair any damage caused by such removal.

Provided Tenant has not exercised Tenant’s Termination Option, at Tenant’s written request given after the 1060 Delivery Date Landlord shall allow Tenant to install, at Tenant’s expense, Tenant’s signage on its prorata share of the monument sign for the 1060 Building, subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, as to the size, type, installation procedure and location of the sign, and subject to approval by the City of Menlo Park; provided that, at the expiration or sooner termination of this Lease, at Landlord’s election, Tenant shall, at Tenant’s sole cost and expense, remove such signage and repair any damage caused by such removal.

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year first above written.

TENANT:		LANDLORD:
VERSARTIS, INC.		BOHANNON ASSOCIATES,
a Delaware corporation		a California partnership

By:	/s/ Jay P. Shepard	By:	Bohannon Development Company, General Partner
Jay P. Shepard
	President & CEO	By:	/s/ Robert L. Webster
Robert L. Webster
President and CEO

By:		By:	/s/ Ernest Lotti, Jr.
Ernest Lotti, Jr.
Secretary

1020 TOTAL BUILDING AREA:

1st Flr.	= 17232 SF
2nd Flr.	= 17232 SF
Total	= 34464 SF

A
B
C
D
E
F
G
H
1
2
3
4
5
6
7
N

LEGEND

LEASED SPACE

MENLO PLACE OFFICE PARK: 1020 MARSH ROAD	TENANT	TITLE	FLOOR LEVEL	
BOHANNON ASSOCIATES 60 31st AVENUE SAN MATEO, CA 94403 T: (650) 345.8222 F: (650) 573.5457	VERSARTIS	GROUND FLOOR LEASE PLAN	1 OF 2	A1
SCALE:	1" = 30'-0" DATE: 02.02.2017	NOTE: LEASE OUTLINE DRAWING	1020	EXHIBIT

1020 TOTAL BUILDING AREA:

1st Flr.	= 17232 SF
2nd Flr.	= 17232 SF
Total	= 34464 SF

LEGEND
LEASED SPACE
A
B
C
D
E
F
G
H
1
2
3
4
5
6
7
N

MENLO PLACE OFFICE PARK: 1020 MARSH ROAD	TENANT	TITLE	FLOOR LEVEL	
BOHANNON ASSOCIATES 60 31st AVENUE SAN MATEO, CA 94403 T: (650) 345.8222 F: (650) 573.5457	VERSARTIS	UPPER FLOOR LEASE PLAN	2 OF 2	A1
SCALE:	1" = 30'-0" DATE: 02.02.2017	NOTE: LEASE OUTLINE DRAWING	1020	EXHIBIT

TOTAL BUILDING AREA**		
FIRST FLOOR	17175 + 57	17232 SF
SECOND FLOOR	17175 + 57	17232 SF
		34464 SF

TOTAL COMMON AREA			
Egress Stair #1		A1	287 SF
Entry Lobby / Core		B1	2400 SF
Toiletroom Men	291.3		
Toiletroom Women	279.2		
Janitor Closet	40.24		
Sprinkler Room	17.1		
Telephone Room	102		
Electrical Room	102		
Elevator Shaft	101.4		
Shaft	23.4		
Hallway/Lobby/Stair	1382.3		
Shower 1	76.1		
Shower 2	75		
Egress Stair #2		C1	300 SF
FIRST FLOOR			3086 SF
Egress Stair #1		A2	187 SF
Entry Lobby / Core		B2	2380 SF
Toiletroom Men	291		
Toiletroom Women	279		
Janitor Closet	40		
Sprinkler Room	17		
Telephone Room	102		
Electrical Room	101		
Elevator Shaft	105		
Shaft	0		
Hallway/Lobby/Stair	1283		
Roof Access	48		
Mother's Room	70		
Elevator Room	44		
Egress Stair #2		C2	187 SF
SECOND FLOOR			2754 SF
			5840 SF

TOTAL USEABLE AREA		
FIRST FLOOR	17232 - 3086 =	14147 SF
SECOND FLOOR	17232 - 2754 =	14478 SF
		28625 SF

USEABLE SQUARE FOOTAGE PER FLOOR AS PERCENTAGE OF TOTAL		
FIRST FLOOR	14147 / 28625 =	49.4%
SECOND FLOOR	14478 / 28625 =	50.6%
TOTAL PERCENTAGE		100%

LOAD FACTOR (Total Building Area / Total Useable Area)		
34464 / 28625	=	1.204

RENTABLE SQUARE FOOTAGE (Total Useable Area x Load Factor)		
FIRST FLOOR	14147 x 1.204	17032 SF
SECOND FLOOR	14478 x 1.204	17432 SF
		34464 SF

** Includes Bldg Area Increase of 57 sf per floor @ remodeled Entries (original Bldg Area 17175 sf per floor)

SUITE 210

ACTUAL SQUARE FOOTAGE = 14,478 SF

RENTABLE SQUARE FOOTAGE = 17,432 SF
(ACTUAL SQUARE FOOTAGE x LOAD FACTOR)

LEGEND

LEASED SPACE

COMMON AREA

MENLO PLACE OFFICE PARK: 1060 MARSH ROAD BOHANNON ASSOCIATES 60 31st AVENUE, SAN MATEO, CA 94403 T: (650) 345.8222 F: (650) 573.5457	TENANT: VERSARTIS	TITLE: UPPER FLOOR LEASE PLAN	FLOOR LEVEL: 2 OF 2	A1
	SCALE: 1" = 30'-0" DATE: 02.02.2017	NOTE: MENLO PARK, CA	ADDRESS: 1060	EXHIBIT

MARSH ROAD
VERSARTIS
ADJ.
PROPERTIES
ADJ.
PROPERTY
1100
SCOTT DRIVE
1020
1040
1060
1080
MENLO PLACE PROPERTY LINE
ADJ. PROPERTIES
N

MENLO PLACE OFFICE PARK: 1020 & 1060 MARSH RD BOHANNON DEVELOPMENT COMPANY 50 31st AVENUE T: (650) 345.8222 SAN MATEO, CA 94403 F: (650) 573.5457	TENANT VERSARTIS	TITLE SITE PLAN	FLOOR LEVEL BLDG. 1020 1st Flr. BLDG. 1020 2nd Flr. BLDG. 1060 2nd Flr.	B EXHIBIT
	SCALE: (NOT TO SCALE) DATE: 02.02.2017	NOTE:	L.O.D.

EXHIBIT D

INSURANCE REQUIREMENTS OF

BOHANNON ASSOCIATES (“Owner”)

C/O Bohannon Development Company

ATTN: Construction Department

60 31st Avenue, San Mateo, CA 94403

The Contractor agrees to defend, indemnify and hold Owner, its agents and employees, free and harmless from and against all claims and demands arising from any act, omission or negligence of the Contractor, its licensees, agents, servants or employees, or arising from any accident causing, or allegedly causing, bodily injury (including liability for personal injury or death), or damage to property to whomsoever belonging, arising out of, or allegedly arising out of, Contractor’s performance of work under this contract, or arising out of or in connection with any defects or deficiencies or claimed defects or deficiencies in the materials or services provided by the Contractor, regardless of whether such defects or deficiencies or claimed defects or deficiencies occur or arise during performance, or after completion and acceptance, of Contractor’s work.

Contractor agrees, at its own expense, to obtain and keep in full force and effect during the term hereof, with any company/companies acceptable to Owner, the following:

A)	Worker’s Compensation Insurance as required by State Law, including Employer’s Liability with a limit of no less than One Million Dollars ($1,000,000.00).

B)

Commercial Bodily Injury and Property Damage Liability Insurance (including Contractor’s Protective Liability) to protect against any bodily injury, injuries to any person or persons, or damage to property to whomsoever belonging, arising out of or in connection with Contractor’s performance of work under this contract. Bodily Injury Liability Insurance shall provide a limit of liability of not less than Two Million Dollars ($2,000,000.00) for claims of any one (1) person and no less than Two Million Dollars ($2,000,000.00) against claims of two (2) or more persons injured in any one (1) occurrence. Property Damage Liability Insurance shall provide a limit of liability of not less than Two Million Dollars ($2,000,000.00) against claims arising from any one (1) occurrence.

C)

Comprehensive Automobile Liability Insurance, including the ownership, maintenance and operation of any automotive equipment owned, hired, and non-owned, with a minimum aggregate liability amount per occurrence of not less than Two Million Dollars ($2,000,000.00).

D)

All insurance companies representing every tenant’s contractor shall carry an A.M. Best Company rating of A-VIII or better. This requirement is for all policies including but not limited to: property, liability, commercial automobile, boiler and machinery, crime, umbrella or excess liability and worker’s compensation.

All such policies required under this agreement shall name Bohannon Associates, its agents and employees, and RGA Reinsurance Company, as mortgagee, as additional insured, except worker’s compensation insurance, which shall carry an endorsement waiving all rights of subrogation against Bohannon Associates, its agents and employees.

Contractor agrees to provide Owner with Certificates of Insurance issued by the insurance company/companies acknowledging its obligation as herein set forth and further agrees to notify Owner in writing thirty (30) days prior to any reduction in limits of liability or amounts of insurance or any restrictive endorsement in or cancellation of any policy(s) issued as herein required.

The General Liability Policy covers the Indemnity Clause in the contract between Bohannon Associates and the insured.

Business Name/License No./State	Contractor Signature/Date

EXHIBIT F

RULES AND REGULATIONS

1

No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Premises or any exterior windows of the Premises without the written consent of Landlord first had and obtained, and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant.

All approved signs or lettering on outside doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord.

Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises.

2

Tenant shall not occupy or permit any portion of the Premises to be occupied for the manufacture or sale of liquor, narcotics or tobacco in any form.

3

The bulletin board or directory of the Premises will be provided for the display of the number and location of Tenant, and Landlord will provide directory service to a reasonable extent for Tenant at initial occupancy. Changes thereafter shall be at Tenant’s expense.

4

The sidewalks, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by it for any purpose other than ingress to and egress from its Premises. The passages, exits, entrances, stairways, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Premises and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant’s business unless such persons are engaged in illegal activities. Tenant, employees or invitees of Tenant, shall not go upon the roof of the Premises.

5

The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant who, or whose employees or invitees, shall have caused it.

6

Tenant shall not overload the floor of the Premises or in any way deface the Premises or any part thereof.

7

Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Premises and also the times and manner of moving the same in and out of the Premises. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Premises by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant.

8

Tenant shall not employ any person or persons other than the janitor of Landlord or Tenant’s personnel for the purpose of cleaning the Premises unless otherwise agreed to by Landlord. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.

9

Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Premises by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds, with the exception of Dog Guides for the blind, be brought in or kept about the Premises.

10

No cooking shall be done or permitted by Tenant on the Premises, nor shall the Premises be used for the storage of merchandise for washing clothes, for lodging, or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Tenant shall have the right to have a commercially reasonable lunchroom (including microwaves and toaster ovens in the lunchroom) in the Premises, provided such lunchroom shall be installed pursuant to plans and specifications approved in advance by Landlord.

11

Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires will be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord if they involve any drilling, boring or cutting of holes.

12

Tenant, upon the termination of the tenancy, shall deliver to Landlord the keys of offices, rooms and toilet rooms which have been furnished the Tenant or which Tenant shall have had made, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

13

Tenant shall see that the doors of the Premises are closed and securely locked before leaving the Premises and must observe strict care and caution that all water faucets or water apparatus within the Premises are entirely shut off before Tenant or Tenant’s employees leave the Premises, and that all electricity shall likewise be carefully cut off, so as to prevent waste or damage.

14

Landlord reserves the right to exclude or expel from the Premises or the Complex, at or around the time of any such violation, any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations.

15

The requirements of Tenant will be attended to only upon application to Landlord at Sixty 31st Avenue, San Mateo, California 94403. Employees of Landlord shall not perform any work or do anything outside of the regular duties unless under special instructions from Landlord.

16

Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Premises and/or the Complex.

17

Tenant shall not disturb, solicit, or canvass any occupant of the Premises and shall cooperate to prevent same.

18

Tenant and its employees shall park their vehicles only in those portions of the parking areas within the Complex so designated by Landlord. Tenant shall furnish Landlord with a list of its and its employees’ vehicle license numbers within fifteen (15) days after taking possession of the Premises and Tenant shall thereafter notify Landlord of any change in such list within five (5) days after such change occurs. Tenant agrees to assume responsibility for compliance by its employees with the parking provision contained herein. If Tenant or its employees park in other than such designated parking areas then Landlord may charge Tenant, as an additional charge, and Tenant agrees to pay, Ten Dollars ($10.00) per day for each day or partial day each such vehicle is parked in any area other than that designated. Tenant hereby authorizes Landlord at Tenant’s sole expense to tow away from the Complex any vehicle belonging to Tenant or Tenant’s employees parked in violation of these provisions, or to attach violation stickers or notices to such vehicle which is parked in any area other than that designated. Tenant hereby authorizes Landlord at Tenant’s sole expense to tow away from the Complex any vehicle belonging to Tenant or Tenant’s employees parked in violation of these provisions, or to attach violation stickers or notices to such vehicle. Tenant shall use the parking areas for vehicle parking only, and shall not use the parking areas for storage.

Landlord’s initials	Tenant’s initials

MARSH ROAD
SCOTT DRIVE
BUILDING 1020
BUILDING 1040
BUILDING 1060
BUILDING 1080
CHARGING AREA
(5 PARKING STALLS) FOR
CAR CHARGING
STATIONS
5
4
3
2
1
BLDG
1020
ENLARGED PLAN

SITE PLAN

MENLO PLACE . 1020 MARSH ROAD .
MENLO PARK . CA . 94025

BOHANNON ASSOCIATES
60 31st AVENUE SAN MATEO, CA 94403
TEL.: 650-345-8222 FAX.:650-573-5457

EXHIBIT "P"

PAGE 1 OF 1

(NOT TO SCALE)

AMENDMENT TO LEASE

THIS AMENDMENT TO LEASE (“Amendment”) is made this 14th day of December, 2017, between BOHANNON ASSOCIATES, a California partnership, hereinafter called Landlord, and VERSARTIS, INC., a Delaware corporation, hereinafter called Tenant.

WITNESSETH:

WHEREAS, Landlord and Tenant entered into a Lease (“Lease”) dated March 17, 2017, for the lease by Tenant of those certain premises consisting of the entire building located at 1020 Marsh Road, Menlo Park, California (the “1020 Space”) and those certain premises located on the second (2nd) floor of the building located at 1060 Marsh Road, Menlo Park, California (the “1060 Space”), as more particularly described in said Lease, and

WHEREAS, in accordance with Section 1.2 of the Lease Tenant has the right to elect to terminate the Lease with respect to the 1060 Space (“Tenant’s Termination Option”); Tenant exercised Tenant’s Termination Option by written notice to Landlord dated September 22, 2017, and, therefore, the parties desire to memorialize such termination and certain changes to the Lease as a result thereof; and

WHEREAS, the City of Menlo Park required Tenant to install more EV Charging Stations than what is allowed under the Lease, and, therefore, the parties desire to revise the Lease accordingly; and

WHEREAS, Landlord and Tenant desire to make other amendments to the Lease, all as more particularly set out herein below.

NOW, THEREFORE, in consideration of the covenants and conditions contained herein, Landlord and Tenant agree to amend the Lease as follows:

1. Landlord and Tenant acknowledge and agree that the 1020 Delivery Date is April 10, 2017, the Commencement Date of the Lease is August 8, 2017, and the 1020 Basic Rent Commencement Date is October 7, 2017.

2. Tenant’s rights and obligations with respect to the 1060 Space are hereby terminated as of September 26, 2017 (the “1060 Termination Date”), which is the date Landlord received Tenant’s notice of exercise of Tenant’s Termination Option. As of the 1060 Termination Date, all provisions in the Lease specific to the 1060 Space are deemed void, all references to the Premises are deemed to only refer to the 1020 Space (consisting of the entire building located at 1020 Marsh Road), and all references to the building or buildings shall be deemed to only refer to the 1020 building, no Basic Rent or Additional Rent or Inducement with respect to the 1060 Space shall be due, the demised term of the Lease is hereby reduced to a demised term of eighty six (86) months (plus any partial period prior to the commencement of the first full calendar month), and, therefore, the demised term of the Lease shall expire on October 31, 2024, and Tenant’s option to extend the demised term of the Lease shall be for the 1020 Space only.

3. The second paragraph of Section 6.1 of the Lease is hereby amended such that Tenant shall install, at Tenant’s sole cost and expense, up to three (3) dual head EV Charging Stations in six (6) parking stalls, plus one (1) van-accessible EV Charging Station, or so many EV Charging Stations as is required by the City of Menlo Park. Except as amended by the number of EV Charging Stations, the remainder of said paragraph shall be and remain the same. Exhibit P attached to the Lease shall be deleted in its entirety, and Exhibit P attached hereto shall be attached to the Lease in-lieu thereof.

4. It is understood and agreed that all other terms and conditions of the Lease shall be and remain the same. Capitalized terms used but not defined in this Amendment shall have the terms ascribed to them in the Lease. If there is any conflict between the provisions of this Amendment and the provisions of the Lease, the provisions contained in this Amendment shall control.

5. This Amendment shall be construed under the laws of the State of California. If any provision of this Amendment, or portion thereof, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Amendment shall not be affected thereby and each provision of this Amendment shall be valid and enforceable to the fullest extent permitted by law.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first hereinabove written.

TENANT:		LANDLORD:
VERSARTIS, INC.		BOHANNON ASSOCIATES,
a Delaware corporation		a California partnership

By:	/s/ Shane M. Ward	By:	Bohannon Development Company, General Partner
Shane M. Ward
Senior Vice President,
General Counsel, and Secretary
			By:	/s/ Robert L. Webster
Robert L. Webster
President and CEO

			By:	/s/ Ernest Lotti, Jr.
Ernest Lotti, Jr.
Secretary

2
3
4
5
6
7
12
G004
SIM
VAN EV CHARGING STATION
3
2
N

MENLO PLACE OFFICE PARK: 1020 MARSH RD	TENANT	TITLE	FLOOR LEVEL	
BOHANNON ASSOCIATES 60 31st AVENUE SAN MATEO, CA 94403 T: (650) 345 8222 F: (650) 573 5457	VERSARTIS	PARKING EXHIBIT	-	P
SCALE: (NOT TO SCALE)	DATE: 10.12.2017	NOTE:	L.O.D.	EXHIBIT

EXHIBIT B

Commencement Date Letter Agreement

Date	, 2021

Subtenant
Address

Re:

Commencement Date Letter Agreement with respect to that certain Sublease dated as of June ____, 2021, by and between ARAVIVE, INC., a Delaware corporation, as Sublandlord, and GRAIL, INC., a Delaware corporation, as Subtenant, for 34,464 rentable square feet in the building located at 1020 Mash Road, Menlo Park, California.

Dear                               :

In accordance with the terms and conditions of the above referenced Sublease, Subtenant accepts possession of the Subleased Premises and agrees:

1.	The Commencement Date is , 2021;

2.	The Expiration Date is October 31, 2024, subject to Section 2(b)(ii) of the Sublease.

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing this Commencement Letter in the space provided and returning a fully executed counterpart (a scanned signature sent in PDF or similar format will suffice) to my attention.

Sincerely,

Sublandlord Authorized Signatory

Agreed and Accepted:

Subtenant: GRAIL, INC.

By:       [EXHIBIT - - DO NOT SIGN]

Name:

Title:

Date:

EXHIBIT C

1020 Marsh Road - Furniture Inventory

ITEM	FIRST FLOOR	SECOND FLOOR	TOTAL

Ceramic white boards	11	2	13
Regular white boards	3	2	5
White boards on wheels	3	8	11
Credenzas (shrink wrapped)	2		2
Credenza in conf room upstairs		1	1
Flip chart	1		1
Ergonomic Chairs (offices)	13	12	25
Ergonomic Chairs in junk room	5		5
Glass cabinet above desk (blonde)	4		4
Blonde desk	1	2	3
Blonde lateral filing cabinets - 2 drawer	8	2	10
white filing cabinets - 3 drawer	1		1
filing cabinets - 4 drawer (metal)	5	4	9
U shaped desks in offices	3		3
Blonde desks	3		3
Blonde tables that were in offices	4	3	7
Blonde bookcases	3		3
Round tables		2	2
Marble coffee table	1		1
Side Chairs	24	16	40
Fire Proof filing cabinets	4		4
Cubicles (adj. surfaces) With chairs (grey)	18	29	47
Cubicles (adj. surfaces) With chairs (blue)	27	25	52
36 inch round table	1		1
metal storage cabinets	2		2

Lobby Furniture
Couch (4 pillows)	1		1
Side chairs that match couch	2		2
Round marble coffee table	1		1
Large area rug	1		1
Silk plant on coffee table	1		1

CEO's Office - Mahogany Furntiure
conferene room table	1		1
Executive desk	1		1
Ergo Chairs	6		6
filing cabinet - 2 drawer	1		1
Tall book cases	2		2

Conference Rooms - 3 total
tables various sizes	3		3
ergo chairs	13		13

Converted Offices to conference room (2)
Couch - 2 pillows	2		2
Leather Chairs	2		2
small side tables	3		3
Ceramic white board	1		1
Small refrigerator	1		1
side chairs	2		2
coffee table	1		1

Largest conference room
Ergo chairs	16	18	34
small refrigerator	1		1
side table white	1		1
Large table	1	1	2

Small conference room
small table	1		1
chairs	4		4

ITEM	FIRST FLOOR	SECOND FLOOR	TOTAL

OLD board room
couches	2		2
small refrigerators	2		2
vases - silk flowers lg	2		2

Conference Room - medium
large table	1	1	2
Exec ergo chairs	11	5	16
credenzas		1	1

Phone Booths
side chairs	4	9	13
small round tables	2	3	5

Kitchens
LG sub zero refrigerators	2		2
Normal size sub zero refrigerator		1	1
Picnic Tables	3		3
Benches for Picnic tables	12		12
Bosch dishwashers	2	1	3
Lg drink only refrigerator	1		1
Microwaves	2	1	3
Tall counter chairs	9		9
Tall white tables	3		3
dining tables - rectangle	10	2	12
white chairs for dining tables	45	6	51
wire shelf for snacks	1	1	2
silk plant 3'	1		1
water purifier - Avalon		1	1

Outside Upstairs Kitchen
Metal side tables		2	2
couch - 2 pieces (in general area - in open)		1	1

Mother's Room
Chair and footrest		1	1
rug		1	1

RANDOM furntiure
Tall Wooden Table		1	1
Tall Matching Chairs		10	10
adjustable tables		2	2
collapsible tables		3	3
Science Bench		1	1

Work Stations 2nd floor only
white 9 person desk configuration		2	2
White cabinets with shelfs		8	8
rolling filing cabinets - 2 drawer colored		3	3
rolling filing cabinets - 2 drawer		17	17
Ergo chairs		14	14

Junk Room - 1st floor
Ergo Chairs	11		11
Book cases (one blonde)	3		3
filing cabinet - 4 drawer	1		1
tables	3		3
Side chairs	24		24
credenza	1		1
Veri-desks	2		2
miscellaneous partition pieces	1		1
Furniture Dolly	1		1
Utility Cart	1		1

FIREWALL
Palo Alto Networks PA-850	1		1
Cisco 4431	1		1

SWITCHES
HP 1920-48G JG924A	1		1
Cisco Catalyst 2960-X	1		1
HP 5130-24G-PoE+ JG940A	1		1
HP 5130-24G-PoE+ JG940A	1		1
HP 2920-48G J9728A	1		1
HP 2920-48G J9728A	1		1
HP V1910-16G JE005A	1		1
HP 2920-48G J9729A	1		1

ITEM	FIRST FLOOR	SECOND FLOOR	TOTAL

Cisco Catalyst 2960-X	1		1
Aruba S2500-24P-4x10G PoE	1		1
HP 2920-48G J9728A	1		1
HP 5130-48G JG939A	1		1
HP 1920-24G JG924A	1		1
Cisco Catalyst 2960-X	1		1
Cisco Catalyst 2960-X	1		1

ACCESS POINTS
Cisco Meraki			14

RACKED EQUIPMENT
Cisco Meraki Firewall	1		1
Cisco Merki Switch	1		1
Security System	1		1

MONITORS
Dell	16		16

CONFERENCE ROOM EQUIP.
Windows Computer			10
iPad Controller			10
iPad Scheduling			4
AVer CAM520			11
Logitech HD Pro Webcam C920			1
Revolanbs FLX UC500			8
MXL ProCon Series 1 AC-404USB			1
TV			10

SMART TV'S
Vizio P75	1		1
SMART SBID8084i-G4	3		3

PRINTER
HP Color LaserJet CP4025	1		1

MISC. IT EQUIPMENT
Epson Projectors (small black)	1		1
Projector (large white)	2		2
Zoom Room Eqipment	2		2
Dell Opiplex Computers	4		4

PHONES
Polycom – HD Voice WX411	19		19
Ringcentral Phone	4		4
Polycom SoundStation IP7000	1		1
Dolby Conference Phone	5		5
Revolabs Speaker	3		3
Polycom HD Voice WX411		4	4
Dolby Conference Phone		4	4
Revolabs Speaker		2	2